UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Horizon Lines, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

You are invited to be present, either in person or by proxy, at the annual meeting of stockholders (the “Annual Meeting”) of Horizon Lines, Inc., to be held at 11:00 a.m., local time, on Tuesday, June 2, 2009 at The Charlotte City Club, Interstate Tower, 31st Floor, 121 West Trade Street, Charlotte, North Carolina 28202. The Annual Meeting is being held for the following purposes:

1. To elect as Class I directors the three nominees named in this Proxy Statement to serve a three-year term on the Company’s Board of Directors;

2. To approve the Horizon Lines, Inc. 2009 Incentive Compensation Plan;

3. To approve the Horizon Lines, Inc. 2009 Employee Stock Purchase Plan;

4. To ratify the action of the Company’s Audit Committee in appointing Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 20, 2009; and

5. To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors has set the close of business on April 13, 2009 as the record date for the determination of Stockholders who will be entitled to notice of and voting rights at the Annual Meeting (the “Record Date”). The list of Stockholders entitled to vote at the Annual Meeting will be available for inspection, as required by the Company’s Bylaws, at the Company’s headquarters at least ten days before the Annual Meeting. The Company’s headquarters are located at 4064 Colony Road in Charlotte, North Carolina 28211.

The Board of Directors recommends voting FOR each of the above proposals.

Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on June 2, 2009:

The Proxy Statement and our 2008 Annual Report are available on the Company’s website, http://www.horizonlines.com.

By Order of the Board of Directors,

/s/  Robert S. Zuckerman
Robert S. Zuckerman,
Secretary

April 16, 2009
Charlotte, North Carolina

HORIZON LINES, INC.
4064 Colony Road
Charlotte, North Carolina 28211
(704) 973-7000

PROXY STATEMENT

This Proxy Statement and accompanying proxy card are being mailed beginning on or around April 16, 2009 in connection with the solicitation of proxies by the Board of Directors of Horizon Lines, Inc., for the purposes set forth in the “Notice of Annual Meeting of Stockholders.”

GENERAL INFORMATION

Why did I receive this Proxy Statement?

We are providing this Proxy Statement in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of our Stockholders to be held on June 2, 2009, and any adjournment or postponement thereof (collectively, the “Annual Meeting”). The meeting will be held at The Charlotte City Club, Interstate Tower, 31st Floor, 121 West Trade Street, Charlotte, North Carolina 28202 at 11:00 a.m., local time. This Proxy Statement and accompanying form of proxy are first being sent or given to our stockholders on or about April 16, 2009. Our annual report (the “Annual Report”) for the fiscal year ended December 21, 2008 (“fiscal 2008”) is enclosed with this Proxy Statement.

Who is soliciting my vote?

Our Board is soliciting your vote at the 2009 Annual Meeting.

What happens at the Annual Meeting?

Our stockholders will vote on the matters described in this Proxy Statement. Additionally, our management will present a report on the Company and respond to questions from our stockholders.

What is a “proxy?”

A proxy is a legal designation giving another person permission to vote stock that you own. The person you designate is called your “proxy.” The proxy card that is included with this Proxy Statement permits you to designate Robert S. Zuckerman, our Vice President, General Counsel and Secretary, and Michael T. Avara, our Senior Vice President and Chief Financial Officer, as your proxy for the Annual Meeting.

Who is entitled to vote?

Only the record holders of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. The Record Date for the Annual Meeting is April 13, 2009. Each outstanding share entitles a Stockholder as of the Record Date to cast one vote on each matter to be voted at the Annual Meeting.

What is a “record holder” of the Company’s common stock?

If your shares are registered in your name with our transfer agent, American Stock Transfer and Trust Company, then you are considered the record holder for those shares. All record holders receive this Proxy Statement.

If your shares are held through a stock broker, a bank or other nominee, then you are considered to hold your shares in “street name.” While you are the beneficial owner of those shares, you are not considered the “record holder.” If that is the case, these proxy materials have been forwarded to you by your stockbroker or bank (who actually is considered the stockholder of record). As the beneficial owner of shares of our common stock, you have the right to tell your broker how to vote using the proxy materials. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the stockholder of record.

Who can attend the Annual Meeting?

All record holders as of the close of business on the Record Date, or their duly appointed proxies or representatives, may attend the meeting. We may require stockholders to present valid picture identification, such as a driver’s license or passport.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.

What proposals are being presented for shareholder vote at the Annual Meeting?

There are four proposals being presented for shareholder vote at the Annual Meeting:

•	The election of three Class I Directors to our Board (“Proposal No. 1”);

•	The proposal to adopt the Horizon Lines, Inc. 2009 Incentive Compensation Plan (“Proposal No. 2”);

•	The proposal to adopt the Horizon Lines, Inc. 2009 Employee Stock Purchase Plan (“Proposal No. 3”); and

•	The ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 20, 2009 (“Proposal No. 4”).

What are the recommendations of our Board?

Our Board recommends that you vote FOR each Proposal.

How many votes do I have?

You have one vote for each share of our common stock that you own on the Record Date. You are entitled to vote on each Proposal.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the Annual Meeting. Nonetheless, if there is other business, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may properly be brought before the meeting. Those persons will use their best judgment in voting your proxy.

Why are three Class I Directors being elected?

Our Certificate of Incorporation provides that each class of Directors is elected for a term that expires at the third succeeding annual meeting from the meeting at which those Directors were nominated. Our Class I Directors were originally elected to our Board in June 2006.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of the shares of our capital stock outstanding on the Record Date and entitled to vote at the meeting, will constitute a quorum and will permit business to be conducted at the meeting. 30,785,101 shares of Common Stock were outstanding as of the Record Date. Proxies received but marked as abstentions, broker non-votes, and votes withheld for Director nominees or the ratification of our independent registered public accounting firm will be included in the calculation of the number of shares considered to be present at the meeting.

What is a “broker non-vote”?

If your shares are held in “street name” by a broker, your broker is the record holder; however, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the broker may, but is not required to, exercise discretionary voting power to vote your shares with respect to “routine” matters. A broker cannot vote your shares with respect to “non-routine” matters. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item, and has not received voting instructions from the beneficial owner.

Proposal No. 1 and Proposal No. 4 are routine matters. Proposal No. 2 and Proposal No. 3 are non-routine matters.

How do I submit my vote?

Stockholders can vote prior to the Annual Meeting by the following methods:

1. By touch-tone telephone or by internet. — All stockholders of record can vote their shares by touch-tone telephone within the United States and Canada, or from anywhere by internet. The proxy card enclosed with this Proxy Statement provides instructions for voting by touch-tone telephone and by internet.

Street name record holders may vote by telephone or by internet if their banks or brokers make those methods available. If that is the case, your bank or broker will enclose voting instructions with this Proxy Statement. If you vote through either of these methods you do not have to return the enclosed proxy card.

2. By mail. — If you choose to vote by mail, you must complete the enclosed proxy card and return it in the postage-paid return envelope.

3. In person. —  All stockholders of record are entitled to vote their shares in person at the Annual Meeting. Stockholders who hold their shares in “street name” may also vote their shares in person at the Annual Meeting if they obtain a legal proxy from the stockholder of record (the broker, bank or other institution that holds your shares.).

We request that you vote your shares by telephone or by internet to help us reduce our postage costs.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by (i) delivering a written notice of revocation to our Corporate Secretary; (ii) timely delivering a valid proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If you respond to this solicitation with a valid proxy and do not revoke it before it is exercised, it will be voted as you specify in the proxy.

How many votes are required to approve each proposal?

Proposal No. 1:  Our Bylaws provide that Directors are elected by a plurality of the votes cast at the meeting, either in person or by proxy. This means that the candidate who receives the most votes for a particular slot will be elected for that slot, whether or not the votes represent a majority. Broker non-votes and marking your proxy card to withhold authority for all or some nominees will not be counted either for or against a Director nominee.

Proposal No. 2, Proposal No. 3 and Proposal No. 4:  Each of these Proposals require the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote thereon. Abstentions and broker non-votes will not be counted either for or against these Proposals.

How many votes must be present to hold the Annual Meeting?

A majority of the shares of our common stock outstanding on the Record Date, either in person or by proxy and entitled to vote, must be present for a quorum at the Annual Meeting. On the Record Date 30,785,101 shares of our common stock were outstanding.

Are abstentions and broker non-votes part of the quorum?

Abstentions, broker non-votes and votes withheld for each Proposal count as “shares present” at the meeting for the purpose of determining whether a quorum exists.

What if I don’t vote for some or all of the matters listed on my proxy card?

If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted FOR each Proposal.

Who is paying for this Proxy Statement and the solicitation of my proxy, and how are proxies solicited?

We will pay the entire cost of soliciting proxies for the Annual Meeting. Proxies will be solicited by mail and through our website. Proxies may also be solicited by our Directors, officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for those services. We have also hired The Altman Group, Inc. to assist us with the solicitation of proxies. We will pay The Altman Group a fee of $7,000 plus expenses. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expenses of preparing, assembling, printing, mailing and soliciting proxies.

Do you provide electronic access to the proxy materials and annual report?

Yes. As permitted by the Securities and Exchange Commission, (the “SEC”), we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”), to certain stockholders who hold shares in “street name” through a bank, broker or other record holder. These stockholders will have the ability to access this Proxy Statement and our 2008 Annual Report on a website identified in the Notice, or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice.

We first made the proxy solicitation materials available to such beneficial stockholders entitled to vote at the Annual Meeting at http://www.proxyvote.com on or around April 16, 2009. Our 2008 Annual Report was made available to these beneficial stockholders at the same time and by the same method. Anyone can access the Proxy Statement and the Annual Report at http://www.horizonlines.com.

Any beneficial owner may request to receive his or her proxy materials in printed form, by mail or electronically, on an ongoing basis. If you hold your shares through a bank, broker or other financial institution, please refer to the information provided by that entity for instructions on how to elect these options. Choosing to receive future proxy materials electronically will save us the cost of printing and mailing documents to stockholders, and will reduce the impact of our Annual Meetings on the environment. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder terminates that election.

What does it mean if I receive more than one proxy card?

If you received multiple proxy cards, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Each proxy card you receive should be voted by Internet, telephone or mail.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently made up of nine Directors, who are divided into three classes with staggered three-year terms. James G. Cameron, Alex J. Mandl and Norman Y. Mineta have been designated as Class I Directors, whose office expires at the Annual Meeting. Each of them has been nominated for re-election to our Board. Vern Clark, Dan A. Colussy and William J. Flynn have been designated as Class II Directors, who will hold office until the 2010 annual meeting of our stockholders or until their successors have been duly elected and qualified. James W. Down, Charles G. Raymond and Thomas P. Storrs have been designated as Class III Directors who will hold office until the 2011 annual meeting of our stockholders or until their successors have been duly elected and qualified.

If you do not want your shares of common stock voted for a particular Director nominee, you may indicate your preference on the enclosed proxy card. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitute proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

Our Board recommends a vote FOR each of the following nominees for election to three-year terms:

•	James G. Cameron

•	Alex J. Mandl

•	Norman Y. Mineta

Biographical information about these nominees can be found in the section titled “Identification of Executive Officers and Directors” on page 10.

CORPORATE GOVERNANCE MATTERS AND
COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

Our business and affairs are managed by our Board. To carry out its responsibilities, the Board has established the three standing committees described below, in the section titled “Committees of the Board of Directors.”

In accordance with requirements under the Jones Act and other federal statutes, our Bylaws provide that no more than a minority of the members of our Board or any Committee necessary to constitute a quorum may be non-U.S. citizens. In addition, a majority of the members of our Board must be U.S. citizens. Each member of our Board is a U.S. Citizen.

Corporate Governance Guidelines

The Board believes that a commitment to good corporate governance enhances shareholder value. To that end, the Board has adopted governance policies and procedures to ensure effective governance of the Board and the Company. Our corporate governance guidelines, as amended from time to time, may be found on our web site at, http://www.horizonlines.com. Our corporate governance guidelines also are available in print to any stockholder upon written request, directed to our Corporate Secretary at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Our Board intends to review its corporate governance principles, Committee charters and corporate governance matters annually or more often if necessary, to remain current in all aspects of corporate governance.

Code of Ethics

We have adopted the Horizon Lines Code of Business Conduct and Ethics (the “Code of Ethics,”) which is applicable to all of our Directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other senior financial officers performing similar functions. The Code of Ethics satisfies all requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC pursuant to that Act, as well as the listing standards established by The New York Stock Exchange. The Code of Ethics is posted on our website under “Corporate Governance” at http://www.horizonlines.com. The Code of Ethics is available in print to any stockholder or interested person, without charge and upon written request directed to our Corporate Secretary at our principal executive offices.

Waivers of provisions from the Code of Ethics may be granted to a Director or an executive officer of the Company only by our Board or by a Committee designated by our Board. Any waiver granted to any Director or executive officer will be publicly disclosed as required by the New York Stock Exchange and applicable laws, rules and regulations.

Director Independence

Our Board, with the assistance of legal counsel, reviews annually the independence of each Director. During these reviews, the Board considers all transactions and relationships between each Director (and his immediate family and affiliates) and the Company to determine whether any of those transactions or relationships are inconsistent with a determination of independence. The Board determined that none of the Directors who qualify as independent have a material business, financial or other relationship with the Company, other than as a Director or stockholder of the Company. In addition, no Director serves as a director, trustee or executive officer of any charitable organization that, in any single fiscal year, receives contributions from the Company in an amount that exceeds the greater of $1 million or two percent of the revenues of that organization. Our Board has determined that no transactions or relationships exist that would disqualify Messrs. Cameron, Colussy, Down, Flynn, Mineta, Clark, Mandl or Storrs under the New York Stock Exchange rules and that each of them satisfies the independence requirements of The New York Stock Exchange.

In evaluating the independence of Mr. Down, the Board considered that the Company paid Mr. Down $118,953 for services he performed as an independent consultant to the Company during 2006. In determining that Mr. Down is independent, the Board favorably considered that neither Mr. Down, nor any immediate family member, has received more than $120,000 in direct compensation from the Company during any twelve month period within the last three years, other than director and committee fees. It is also the Board’s perception, based on Mr. Down’s past service and as an independent consultant, that Mr. Down consistently acts in a manner independent of us.

Our Board also determined that Mr. Raymond, our chief executive officer, does not satisfy the independence requirements of the New York Stock Exchange. None of the other directors determined by the Board to be independent has any relationship with us other than as director.

Lead Director

In May 2008, the Board created the position of Lead Independent Director and appointed Mr. Flynn to that position. Pursuant to our Bylaws, the Lead Independent Director is responsible for calling, establishing the agendas for, and moderating meetings or sessions of the non-management or independent directors. The Lead Independent Director also serves as a liaison between the Chairman and the independent directors.

Board Meetings and Attendance

Our Board met eleven times and acted by unanimous written consent two times during fiscal 2008. Each incumbent Director attended at least 75 percent of the total of all Board and Committee meetings he was entitled to attend during fiscal 2008, except Mr. Down who attended 64 percent of the meetings. All nominees and Directors are invited to attend the Annual Meeting, but the Company does not have a policy requiring their attendance. Five Directors attended the 2008 Annual Meeting in person and two Directors attended that meeting by telephone.

Executive Sessions of the Board

The non-management directors meet regularly outside the presence of management in executive sessions. Additionally, certain independent directors met in executive session two times in fiscal 2008. After each executive session, a designated Director updates the chief executive officer on the key items discussed. The Lead Independent Director presides at all such regularly scheduled executive sessions of the non-management directors.

Committees of the Board of Directors

Pursuant to our Bylaws, the Board has established three committees to perform certain management and administration functions: the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee. The composition of these Board Committees complies with the rules of The New York Stock Exchange and the provisions of the Sarbanes-Oxley Act of 2002, including applicable independence requirements. The charters of each of the Audit, Compensation and Nominating and Corporate Governance Committees, as amended from time to time, are available on our website at http://www.horizonlines.com under the “Investors” tab. Once you have accessed the “Investors” section of our website, click the “Corporate Governance” link under the “Company Information” heading. Alternatively, each charter is available in print to any stockholder, by written request to the Company’s Corporate Secretary, at the Company’s principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211.

Compensation Committee

The Compensation Committee was established by the Board to oversee the determination, implementation and administration of the compensation for the Company’s executive officers. The Compensation Committee met six times in fiscal 2008. The members of the Compensation Committee are Messrs. Flynn (chairman), Cameron and Colussy. Mr. Jungers also served as a member of the Compensation Committee until his resignation from the Board on December 31, 2008. Each member of the Compensation Committee has been determined by the Board to be independent under the New York Stock Exchange’s listing requirements, to be an “outside director” under Section 162(m) of the Internal Revenue Code and to be a “non-employee director” under Rule 16b-3 of the Exchange Act.

The Compensation Committee has the following specific responsibilities regarding executive compensation:

•	To review and approve goals and objectives relevant to the chief executive officer’s compensation package, establish a procedure for evaluating the chief executive officer’s performance, annually evaluate such performance in light of the goals and objectives, and annually review and set the base salary and other annual and long-term compensation of the chief executive officer.

•	To determine the compensation of the Company’s other executive officers under such procedures as it determines are appropriate, which may be similar to the procedures used to determine the chief executive officer’s compensation.

•	To evaluate the total compensation paid to executive officers, including base salary, annual incentives, long-term incentives, retirement plans, perquisites and all other compensation payable in the ordinary course and under any applicable special circumstances.

•	To approve grants under and to administer the Company’s equity-based compensation plans. This would include administration of the proposed 2009 Incentive Compensation Plan which is described beginning on page 39.

•	To perform such duties and responsibilities as may be assigned to it under the terms of any executive compensation plan or otherwise delegated to it by the Board in connection with such a plan.

•	To review and discuss with management the Compensation Discussion and Analysis, and based on that review and discussion recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s annual proxy statement or annual report on Form 10-K. The Compensation Discussion and Analysis for the 2008 fiscal year begins at page 17.

•	To prepare the Compensation Committee Report for inclusion in the Company’s annual proxy statement or annual report on Form 10-K. The Compensation Committee report is located at page 27.

•	To adopt (and subsequently review and assess, on an annual basis, the adequacy of) a compensation philosophy, which contains the core principles of the Company’s compensation programs for executives.

•	To administer the Company’s executive compensation programs and policies, including the Company’s stock ownership guidelines, and to periodically review their operation to ensure the achievement of their intended purposes.

•	To review succession planning and management development activities and strategies for key officers of the Company and its subsidiaries.

•	To establish such policies as it deems appropriate regarding delegation of authority to executive officers.

The Compensation Committee operates under a written charter that describes these and other responsibilities that have been assigned by the Board to the Compensation Committee. The charter also describes membership standards and procedures of the Compensation Committee. The Compensation Committee regularly reports to the Board, reviews the adequacy of its charter at least annually and conducts an annual evaluation of its performance.

The Compensation Committee also has the responsibility to review and evaluate, on at least an annual basis, the compensation for non-management members of the Board and to make recommendations to the Board regarding such compensation. Only non-management Directors are compensated for their service as Directors. The compensation for non-management Directors is described at page 36.

Role of Executive Officers in Compensation Setting.  The chief executive officer annually reviews the performance of each executive officer (other than the chief executive officer whose performance is reviewed by the Compensation Committee) and provides recommendations to the Compensation Committee based on these reviews with respect to salary adjustments and annual award amounts. Decisions regarding compensation for other employees are made by the chief executive officer in consultation with the other executive officers, except for stock-based compensation which is determined by the Compensation Committee. The Compensation Committee may exercise discretion to modify any recommended salary adjustment or compensation award as it deems appropriate under the circumstances.

Company management makes recommendations to the Compensation Committee regarding stock-based compensation for all non-executive officer employees of the Company. Management also develops and presents to the Compensation Committee recommendations for the design of compensation programs, including stock and cash-based incentives and other programs designed to attract, motivate and retain key employees.

The Compensation Committee has unrestricted access to management and may request the participation of management in any discussion of a particular subject at any meeting. Compensation Committee meetings are regularly attended by the chief executive officer and the vice president of human resources, who is responsible for leading some of the discussions regarding the Company’s compensation programs. The chief executive officer and the vice president of human resources do not attend any meetings held in executive session. The chief executive officer does not participate in any discussions regarding his compensation.

The Compensation Committee also meets in executive session without any members of management present. The Compensation Committee may request the participation of management or outside advisers as it deems necessary or appropriate. The Compensation Committee regularly reports to the Board on compensation matters and annually reviews the chief executive officer’s compensation with the Board in executive session of non-management Directors only.

Use of Compensation Consultants.  The Compensation Committee has the authority, without any further approval from the Board, to retain advisers and experts as it deems appropriate, including compensation consultants. In retaining a compensation consultant, the Compensation Committee has sole authority to approve the consulting firm’s fees and other retention terms, and has the sole authority to terminate the consultant.

During fiscal 2008, the Compensation Committee engaged an independent executive compensation consulting firm, Mercer Human Resource Consulting, to advise it on compensation matters. Mercer was instructed to help develop a custom peer group and analyze compensation data for the peer group, to assist in developing appropriate designs for performance-based compensation arrangements and to analyze proposed awards of stock-based compensation and assist in designing the terms of those awards.

As a result of the departure from Mercer of the Compensation Committee’s primary consultant in 2008, the Compensation Committee decided to terminate its engagement with Mercer. The Compensation Committee then conducted a search for a new compensation consulting firm. Following this search, the Compensation Committee engaged the firm of Towers Perrin to advise it on compensation matters during fiscal 2009. Towers Perrin does not provide any services to the Company other than to advise the Compensation Committee on executive and director compensation.

Audit Committee

The members of the Audit Committee are Messrs Storrs (chairman), Mandl and Cameron. Messrs Storrs and Mandl have each been designated as “Audit Committee Financial Experts.” The principal functions of the Audit Committee are:

•	Assist our Board in fulfilling its responsibility to oversee:

(i) The Company’s relationship with its independent auditor; including the auditor’s qualifications, independence and performance;

(ii) The integrity of the Company’s financial statements and reporting practices;

(iii) The Company’s compliance with legal and regulatory requirements; and

(iv) The performance of the Company’s internal audit function.

•	Appoint, compensate, retain, oversee, evaluate and (when necessary or desirable), terminate the Company’s independent auditor.

•	Prepare the Committee’s report, required by SEC rules to be included in the Company’s annual proxy statement.

The Audit Committee met 4 times in fiscal 2008.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Colussy (chairman), Clark and Mineta. The principal functions of the Nominating and Corporate Governance Committee are:

•	Establish criteria for the selection of new Directors and submit that criteria to the Board for approval.

•	Identify and approve individuals qualified to serve as members of our Board.

•	Select Director nominees for our Annual Meeting of Stockholders;

•	Evaluate the performance of our Board and Board Committees.

•	Review and recommend to our Board, any appropriate changes to the Committees of the Board.

•	Develop guidelines and oversight regarding corporate governance.

The Nominating and Corporate Governance Committee met jointly with the Board to recommend nominees to the Board of Directors at a full meeting of the Board in fiscal 2008, though it did not meet separately from the full Board.

Nominees for Election as Directors

Pursuant to its charter and our corporate governance guidelines, the Nominating and Corporate Governance Committee is responsible for considering and recommending all nominees for election as Directors, including stockholder nominees. However, the final approval of any candidate’s nomination is determined by our Board. The Nominating and Corporate Governance Committee has established board candidate guidelines which set the criteria to be considered in evaluating the candidacy of an individual for membership on the Board. Those Guidelines are attached to our corporate governance guidelines and are made available on our website at http://www.horizonlines.com under the “Investors” tab.

Suggestions for Directors nominations may be made in writing and mailed to the Nominating and Corporate Governance Committee, c/o Robert S. Zuckerman, Corporate Secretary, at the Company’s principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Any such submission must be accompanied by the written consent of the candidate, which states that he or she consents to being nominated in the Company’s Proxy Statement, and serve as a Director, if elected. Further, such nominations must be submitted in a manner that complies with Section 2.11 of our Bylaws, which establishes certain requirements for the information that must be provided by the nominating stockholder (or Stockholder Associated Person, as defined in our Bylaws), and the timeliness of the notice of such nomination. Section 2.11 the Company’s Bylaws was amended by the Board in January 2009 to ensure that complete information regarding the information regarding the interest of a nominating stockholder is fully disclosed. We will furnish a copy of the Bylaws to any person, without charge, and upon written request directed to our Corporate Secretary at our principal executive offices.

Our Nominating and Corporate Governance Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate. Among other things, the Nominating and Corporate Governance Committee will consider the experience and qualifications of each candidate as well as his or her past or anticipated contributions to the Board and its Committees.

For more information regarding stockholder nominations of director candidates for the 2010 Annual Meeting, see the section titled “Submission of Stockholder Proposals” in this Proxy Statement, as well as our Bylaws, which are available at http://www.horizonlines.com under the “Investors” tab.

IDENTIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information regarding our executive officers and the members of our Board, including nominees for director, as of April 1, 2009:

Name	Age	Position

Charles G. Raymond	65	President and Chief Executive Officer, Chairman of the Board of Directors
Michael T. Avara	50	Senior Vice President, Chief Financial Officer
John V. Keenan	51	President and Chief Operating Officer , Horizon Lines, LLC
Brian W. Taylor	50	President and Chief Operating Officer, Horizon Logistics Holdings, LLC
Robert S. Zuckerman	64	Vice President, General Counsel, and Secretary
Dan A. Colussy	77	Director
James G. Cameron	63	Director
William J. Flynn	55	Director
James W. Down	57	Director
Admiral Vern Clark U.S.N. (Ret.)	64	Director
Norman Y. Mineta	77	Director
Alex J. Mandl	65	Director
Thomas P. Storrs	55	Director

Executive Officers

Charles G. Raymond has served as President and Chief Executive Officer and as a director of the Company and Horizon Lines Holding Corp., or Horizon Lines Holding, since July 2004 and of H-Lines Finance Holding Corp., or H-Lines Finance, since December 2004, and as a director of Horizon Lines, LLC or Horizon Lines, since November 1999 and President and Chief Executive Officer of Horizon Lines since December 1999. Mr. Raymond became Chairman of our Board in October 2006. Mr. Raymond has held various senior management positions during his 42-year transportation career, including Group Vice President — Operations and Senior Vice President and Chief Transportation Officer of Sea-Land Service, Inc. from 1994 through 1999. He was an Executive Officer of CSX Corporation from 1994 to 2003. From 1999 until 2003, he was President and Chief Executive Officer of Sea-Land Service Domestic Shipping and CSX Lines, LLC. He currently serves as a member of the National Maritime Security Advisory Council. From May 2000 to May 2003, he served as Chairman of the Marine Transportation National Advisory Council, which was established by the U.S. Secretary of Transportation. He is a graduate of the United States Merchant Marine Academy (1965) and the Harvard Business School Advanced Management program (1993).

Michael T. Avara was appointed Senior Vice President and Chief Financial Officer of the Company effective April 4, 2008. Previously, he served as Vice President, Investor Relations and Treasurer of the Company from September 2007. Mr. Avara served as Treasurer of the Company, Horizon Lines Holding and H-Lines Finance from August 2005 through August 2007, as Vice President, Investor Relations, of Horizon Lines from March 2005 through August 2007 and as Treasurer of Horizon Lines from March 2004 through August 2007. He is responsible for the accounting, finance, audit, treasury, risk management, strategic planning and investor relations functions for Horizon Lines and its business units. Prior to joining Horizon Lines in March 2004, Mr. Avara spent 20 years in various accounting and finance functions at CSX Corporation and its subsidiaries, where he most recently served for two years as Assistant Vice President, Corporate Finance, including seven years with CSX Lines, LLC and Sea-Land Service Inc., the predecessors of Horizon Lines, where he held the position of Controller. Mr. Avara began his career in public accounting with Coopers & Lybrand and is a certified public accountant, maintaining a license in the State of Maryland. Mr. Avara received both an M.B.A. in Finance and a B.A. in Accounting from Loyola College in Baltimore, Maryland.

John V. Keenan has served as President and Chief Operating Officer of Horizon Lines, LLC since September 2007. Prior to assuming his present position, he served as Senior Vice President and Chief Transportation Office of the Company from February 2006 through August 2007, Senior Vice President and Chief Operating Officer of the Company and Horizon Lines Holding from July 2004 through January 2006, of Horizon Lines from June 2003 through January 2006 and of H-Lines Finance from December 2004 through January 2006. He is responsible for the integrity of Horizon Lines’ operational network and oversees vessel operations, terminal operations, inland operations and equipment utilization. Mr. Keenan is also responsible for the sales, marketing and business plan for Horizon Lines, LLC. Mr. Keenan joined Sea-Land in 1983 where he held numerous leadership positions. He served as Vice President, Sales and Marketing for Horizon Lines from December 2000 to July 2003. A 27-year veteran of the transportation industry, he began his career in 1979 with the Marine Engineers Benevolent Association, sailing in the capacity of vessel engineer. He holds a B.E. in Marine Engineering from the State University of New York at Fort Schuyler and an M.B.A. from the University of Tennessee.

Brian W. Taylor has served as President of Horizon Logistics Holdings, LLC since August 2007. Prior to assuming his present position, he served as Senior Vice President, Sales and Marketing, of Horizon Lines, from February 2006 through August 2007. He served as Vice President and General Manager, Hawaii and Guam, of Horizon Lines from June 2000 through January 2006. Prior to this appointment, Mr. Taylor was Vice President and General Manager for the Puerto Rico market from July 1998 to June 2000. Previously, Mr. Taylor held various management positions in sales and marketing both in North America and Asia, including General Manager, of Buyers Consolidated Ltd., Hong Kong, an affiliate of Sea-Land. He joined Sea-Land in 1984 as a sales representative in Montreal, Canada. Mr. Taylor received his Bachelor of Commerce and M.B.A. in Business and Financial Management from Concordia University.

Robert S. Zuckerman has served as Vice President, General Counsel and Secretary of the Company and Horizon Lines Holding since July 2004 and of H-Lines Finance since December 2004, Secretary of Horizon Lines since January 2000, and Vice President and General Counsel of Horizon Lines since August 2000. Prior to serving in his current positions, Mr. Zuckerman was Deputy General Counsel and Secretary of Sea-Land Service from 1990 to 2000. He has been with Horizon Lines and its predecessors for 32 years. Prior to his employment with Horizon Lines, Mr. Zuckerman served as an Assistant Field Office Chief with the U.S. Department of Justice, Antitrust Division, where he worked on the President’s Deregulation Task Force. Mr. Zuckerman is a former Chairman of the Transportation and Industry Regulation Committees of the Antitrust Section of the American Bar Association. Mr. Zuckerman is a graduate of Brandeis University and received his law degree from Brooklyn Law School.

Class I Incumbent Directors — Term Expiring in 2009

James G. Cameron has served as a director of the Company and Horizon Lines Holding since July 2004 and a director of H-Lines Finance since December 2004. He also serves as director of Production Enhancement Group, Inc., an oil field services company. Mr. Cameron previously served as a director of Statia Terminals Group N.V., from February 1997, until the liquidation of such corporation in February 2002. Mr. Cameron joined a predecessor of Statia Terminals Group in 1981, and held various positions with predecessors and subsidiaries of Statia Terminals Group, including President and Chairman of the Board of Statia Terminals, Inc., the principal management and administrative subsidiary of Statia Terminals Group, from 1993 until June 2002. Mr. Cameron is a 1969 graduate of the United States Merchant Marine Academy.

Alex J. Mandl has served as a director of the Company since June 2007. Mr. Mandl has been the Chairman of the Board of Gemalto, a global leader in digital security, since December 2007. From June 2006 to November 2007, he was the Executive Chairman of Gemalto. Mr. Mandl has also served as the President and Chief Executive Officer and a member of the Board of Directors of Gemplus, positions he held since August 2002. He has served as a principal in ASM Investments, a company focusing on technology investments, since April 2001. Previously, Mr. Mandl served as Chairman and CEO of Teligent, President and Chief Operating Officer of AT&T and Chairman and CEO of Sea-Land Service, Inc, the domestic and international predecessor of Horizon Lines. Mr. Mandl currently serves on the boards of Gemalto, Dell Inc., Visteon Corporation, Hewitt Associates and Willamette University. Mr. Mandl holds an MBA from the University of California at Berkeley and a BA in economics from Willamette University.

Norman Y. Mineta has served as a director of the Company since December 2006. Mr. Mineta is currently Vice Chairman of Hill & Knowlton, one of the world’s premier communications consultancies. His distinguished career includes 20 years in the U.S. House of Representatives representing the heart of California’s Silicon Valley, the chair of the National Civil Aviation Review Commission and cabinet service under two United States presidents. In December 2006, Mr. Mineta was awarded the Presidential Medal of Freedom. Mr. Mineta joined the administration of President George W. Bush in January 2001 and was the longest serving Secretary of Transportation in the history of that cabinet post. He also served as U.S. Secretary of Commerce under President Bill Clinton. Prior to joining the Clinton Administration, he was vice president of Lockheed Martin.

Class II Incumbent Director Nominees — Terms Expiring in 2010

Dan A. Colussy has served as a director of the Company, Horizon Lines Holding and H-Lines Finance since April 2005. Mr. Colussy is the Chairman of Iridium Holdings LLC, the parent of Iridium Satellite LLC, and, since the inception of Iridium Satellite in December 2000, has served in senior management positions with these entities. From 1989 to 1999, he served as Chairman of CareFirst, Inc. From 1985 to 1997, Mr. Colussy served as Chairman, President and Chief Executive Officer of UNC Inc. From 1981 to 1984, he served as Chairman, President and Chief Executive Officer of Canadian Pacific Airlines. From 1970 to 1980, Mr. Colussy served in numerous senior management positions at Pan American World Airways, including President and Chief Operating Officer from 1977 through 1980. Mr. Colussy holds a B.S. in Engineering from the U.S. Coast Guard Academy and an M.B.A. from Harvard University.

William J. Flynn has served as a director of the Company since November 2006. Mr. Flynn has served as President and CEO and as a director of Atlas Air Worldwide Holdings, a publicly traded provider of air industry operations serving global freight transportation needs through its two subsidiary certificated airlines, Atlas Air, Inc. and Polar Air Cargo, since June 2006. Mr. Flynn served as President and CEO of GeoLogistics Corp. from August 2002 to June 2006 and as Senior Vice President of CSX Corporation from April 2000 to July 2002. He currently serves as a director of Republic Services, Inc. Mr. Flynn has spent nearly 30 years in the transportation industry and has also held senior executive positions with PWC Logistics and Sea-Land Service, Inc. He holds a B.A. degree in Latin American Studies from the University of Rhode Island and a Master’s degree from the University of Arizona.

Vern Clark U.S.N. (Ret.) has served as a director of the Company since June 2007. Admiral Clark retired from the Navy in September 2005 following 37 years of distinguished military service. Admiral Clark’s Navy experience includes having served over half his career in command starting with a Patrol Gunboat as Lieutenant and concluding in the halls of the Pentagon as the Chief of Naval Operations (CNO) and a member of the Joint Chiefs of Staff. In between he commanded ships, two destroyer squadrons, the Atlantic Fleet’s Anti-Submarine Warfare Training Center, a carrier battle group, the Second Fleet, NATO’s Striking Fleet, and the Atlantic Fleet. Admiral Clark operates a private management consulting company, CVC Associates. In this capacity he serves as a member of the Board of Directors of Raytheon Company, Rolls Royce North America, Stanford Research Institute, the Armed Forces YMCA, and is a member of the World Board of Governors of the USO. In the world of education he is a member of the Board of Visitors at Air University and is a Trustee at Regent University where his is also a visiting professor. He currently serves on the Defense Policy Board, the advisory board for Computer Science Corporation, the International Board of Advisors for Fleishman Hillard, the Strategic Advisory Group at Patriots International, and the UCAS Board of Visitors for Northrop Grumman Corporation. He is a Senior Advisor for Booz Allen Hamilton, and serves on the Executive Committee of Military Ministry. Admiral Clark earned his undergraduate degree from Evangel College in Springfield, Missouri, and an MBA from the University of Arkansas. He has received Honorary Doctorate degrees from the University of Toledo, Old Dominion University, Northwest University and Palm Beach Atlantic University.

Class III Incumbent Directors — Terms Expiring in 2011

Charles G. Raymond. See “Identification Of Executive Officers And Directors — Executive Officers” for the biography of Mr. Raymond.

James W. Down has served a director of the Company since November 2006. Mr. Down is the former head of Mercer Management Consulting where he spent over 20 years. He also held several management positions with Consolidated Rail Corporation (Conrail) and Air Products and Chemicals, Inc. Since retiring from Mercer, Mr. Down has sat on a variety of non-profit boards doing pro-bono work for numerous organizations, and performing other independent consulting services. Mr. Down currently serves on the board of directors of Shawmut Design and Construction, Agility Holdings, Oxfam Americas, CDC (Centers for Disease Control) Foundation, and Outward Bound Professional. He holds a B.S. degree in Engineering from Columbia University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Thomas P. Storrs has served as a director of the Company since June 2007. Mr. Storrs is currently Senior Executive Officer of Takata Corporation, Tokyo, Japan. Mr. Storrs served on the board of directors of Takata Corporation from 2005 until 2008 and has held numerous senior management positions with Takata and affiliated companies since Takata acquired Burlington Industrial Fabrics in 1988. From 1998 to 2005, he served as President and Chief Operating Officer, and from 1995 to 1998, he was Treasurer and Chief Financial Officer of TK Holdings Inc. From 1993 to 1995, Mr. Storrs was President and Chief Operating Officer of Inflation Systems Inc., and from 1988 to 1993, he was Executive Vice President and Chief Financial Officer of Highland Industries. Prior to these positions, he was Vice President of Operations and Controller of Burlington Industrial Fabrics. Mr. Storrs earned his BA in economics and mathematics at Yale College and an MBA from the Darden School of the University of Virginia.

COMMUNICATIONS WITH STOCKHOLDERS

Stockholders and interested parties who wish to send communications to our Board, any individual Director, our Lead Director, or our independent directors or non-management directors as a group, may do so by addressing their correspondence to the appropriate party, c/o Robert S. Zuckerman, Corporate Secretary, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Dependant upon the subject matter of the communication, our Corporate Secretary will, as appropriate:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly where it contains a request for information about the Company; or

•	decline to forward the communication if it is primarily commercial in nature, or if it relates to an inappropriate subject matter.

Stockholder complaints or concerns relating to financial and accounting methods, internal accounting controls or auditing matters should be sent to the attention of the Chairman of the Audit Committee, Thomas Storrs, c/o Robert S. Zuckerman, Corporate Secretary. All stockholder communications will be periodically summarized for our Board and each letter will be made available to any Director upon request.

LEGAL PROCEEDINGS

Two securities class action lawsuits were filed in the United States District Court for the District of Delaware, naming the Company and five current and former employees, including our chief executive officer, as defendants. The first complaint was filed on December 31, 2008 and the second complaint was filed on January 27, 2009 but was subsequently voluntarily dismissed by the plaintiffs. Each complaint purports to be on behalf of purchasers of the Company’s common stock during the period from March 2, 2007 through April 25, 2008. The complaints allege, among other things, that the Company made material misstatements and omissions in connection with alleged price-fixing in the Company’s shipping business in the Unites States/Puerto Rico trade in violation of the federal antitrust laws. The complaints seek compensatory damages for the alleged damages, as well as costs and attorneys’ fees. The Company is unable to predict the outcome of these lawsuits; however, the Company believes that it has appropriate disclosure practices and intends to vigorously defend against the lawsuits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on filings with the SEC and other information, we believe that, as of the dates set forth below, the following stockholders beneficially owned more than 5% of our common stock:

			Percentage of
	Shares of		Total Common
Name and Address of Beneficial Owner	Common Stock		Stock (%)(1)

The Baupost Group, L.L.C. 10 St. James Avenue Suite 1700 Boston, MA 02116	3,641,545	(2)	11.6
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	3,605,451	(3)	11.4
FMR LLC 82 Devonshire Street Boston, MA 02109	3,075,560	(4)	9.8
NorthPointe Capital, LLC 101 W. Big Beaver Suite 745 Troy, MI 48084	1,939,914	(5)	6.2
Giovine Capital Group LLC and Thomas A. Giovine 1333 2nd Street Suite 650 Santa Monica, CA 90401	1,574,500	(6)	5.0

(1)	Based on the number of shares of our common stock owned by each stockholder as set forth above and 31,500,530 shares of our common stock outstanding as of April 1, 2009. Includes 1,056,679 shares for which certain current or former employees have the right to acquire beneficial ownership, as of April 1, 2009, or within 60 days thereafter, pursuant to the exercise of stock options.

(2)	Based solely on the Schedule 13G/A filed by the Baupost Group, L.L.C. and its affiliates as of December 31, 2008. All such shares are held with shared voting and dispositive power by SAK Corporation and by Seth A. Klarman. Seth A. Klarman is the sole director of SAK Corporation, which is the Manager of Baupost.

(3)	Based solely on the Schedule 13G/A filed by Janus Capital Management LLC as of December 31, 2008. All such shares were held with sole voting power and sole dispositive power.

(4)	Based solely on the Schedule 13G/A filed by FMR LLC, Edward C. Johnson 3d and Fidelity Management Research Company (“Fidelity”), as of December 31, 2008. All of such shares are held by FMR LLC with sole dispositive power; 3,029,216 of such shares are held by FMR LLC with sole voting power. Fidelity, a wholly-owned subsidiary of FMR LLC is the beneficial owner of 39,290 of such shares listed as a result of acting as investment adviser to various funds. Edward C. Johnson 3d and FMR LLC through its control of Fidelity and the funds, each has sole power to dispose of the 39,290 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC is the beneficial owner of 89,100 shares listed as a result of serving as an investment adviser to institutional accounts and funds. Edward C. Johnson 3d and FMR LLC., through its control of PGALLC, each has sole dispositive power over 89,100 shares and sole power to vote such shares listed that are owned by the accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC is the beneficial owner of 2,895,458 of such shares listed as a result of its serving as investment manager of institutional accounts. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 2,895,458 shares and sole power to vote 2,651,628 of such shares listed that are owned by the accounts managed by PGATC. Fidelity International Limited is the beneficial owner of 51,712 of such shares listed. The number of shares of common stock set forth herein does not include up to 1,481,365 shares of common stock resulting from the assumed conversion of the Company’s 4.25% Convertible Senior Notes held by any of Fidelity, PGALLC, or Fidelity International Limited.

(5)	Based solely on the Schedule 13G filed by NorthPointe Capital, LLC as of December 31, 2008. 1,270,075 of such shares were held with sole voting power, and all such shares were held with sole dispositive power.

(6)	Based solely on the Schedule 13G filed by Giovine Capital Group LLC as of December 31, 2008. All such shares are held with share voting power and shared dispositive power by Giovine Capital Group and Thomas A. Giovine.

The following table sets forth, as of April 1, 2009, certain information with respect to our common stock owned beneficially by (1) each director or director nominee, (2) each of our named executives, and (3) all executive officers and directors as a group. To our knowledge, each of the holders of shares of common stock listed below has sole voting and investment power as to the shares owned by such holder, unless otherwise noted.

		Percentage of
	Shares of	Total Common
Name of Beneficial Owner	Common Stock(1)	Stock (%)(2)

Dan A. Colussy	16,269	*
James G. Cameron	18,271	*
William J. Flynn	15,352	*
James Down(3)	65,132	*
Norman Y. Mineta	10,310	*
Vern Clark	9,007	*
Thomas P. Storrs	9,733	*
Alex J. Mandl	9,733	*
Charles G. Raymond	936,867	3.0
Michael T. Avara	70,787	*
John V. Keenan	486,794	1.5
Brian W. Taylor	323,785	1.0
All directors and executive officers as a group (including those listed above — thirteen people)	2,029,877	6.4

*	Denotes beneficial ownership of less than 1% of our common stock.

(1)	Includes shares for which the following persons have the right to acquire beneficial ownership, as of April 1, 2009, or within 60 days thereafter, pursuant to the exercise of stock options: (i) Mr. Raymond — 229,425 shares; (ii) Mr. Avara — 23,025 shares; (iii) Mr. Keenan — 114,675 shares; (iv) Mr. Taylor — 46,750 shares; (v) and all executive officers and directors as a group — 436,900 shares. Excludes certain unvested nonqualified stock options granted to such beneficial owner that are not deemed to be beneficially owned by such holder in accordance with the rules of the SEC.

(2)	Based on the number of shares of our common stock owned by each stockholder as set forth above and 31,500,530 shares of our common stock outstanding as of April 1, 2009. Includes 1,056,679 shares for which certain current or former employees have the right to acquire beneficial ownership, as of April 1, 2009, or within 60 days thereafter, pursuant to the exercise of stock options.

(3)	Consists of shares held by an irrevocable trust for the benefit of Mr. Down’s spouse. Mr. Down is a trustee of such trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our Directors and executive officers, and persons who own more than 10 percent of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the reports we received regarding transactions during fiscal 2008 or written representations made by certain reporting persons, we believe that all individuals subject to the Section 16(a) reporting requirements have complied with those applicable filing requirements for the fiscal year ended December 21, 2008, with the following exceptions. Due to an administrative error each of our then Section 16 executive officers (Messrs. Raymond, Avara, Handy, Keenan, Taylor and Zuckerman) failed to timely file a Form 4 to report equity awards granted to them in connection with their annual compensation awards made in April 2008. Additionally, each incumbent non-management member of our Board, along with Ernie Danner and Francis Jungers (each of whom retired from our Board in December 2008), failed to timely file a Form 4 report with respect to shares awarded to them for their service on the Board. Messrs. Clark, Danner, Down and Flynn also failed to timely file a Form 4 report related to the withholding of common stock to pay taxes with respect to shares of restricted stock which vested in June 2008.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board (the “Committee”) oversees our executive compensation program. The Committee makes decisions regarding the compensation of our executive officers, which include the “named executives.” The named executives are our chief executive officer, chief financial officer and three other most highly compensated executive officers for a particular fiscal year.

In April 2008, Michael T. Avara succeeded M. Mark Urbania as chief financial officer. As a result, we had six named executives for fiscal 2008. The “2008 Summary Compensation Table” at page 28 includes summaries of the compensation earned by the named executives in fiscal 2006, 2007 and 2008, including the compensation earned by Mr. Avara in fiscal 2008.

Executive Summary

Our compensation program is intended to help us achieve strategic business objectives and to maximize our future growth and profitability. The Committee and our management believe that compensation should help attract, motivate and appropriately reward talented executives who help meet these business objectives and achieve long-term growth and profitability. The Committee and management also believe that having a stable executive management team is necessary to achieve our profitability objectives, particularly during the challenging economic environment that we and other companies in our industry currently face.

As a result, a meaningful portion of an executive officer’s total compensation is based on attainment of pre-determined measures of Company financial performance. This portion of each executive officer’s compensation is “at risk.” This means that it is only earned if at least a threshold level of targeted performance is met and the amount that may be earned increases in relationship to the level of such performance). Performance is measured, and compensation relating to such performance is paid, on both an annual basis and over longer periods of time. Final pay-outs of annual performance-based compensation plan are determined after an evaluation of each executive’s officer’s individual performance and contributions during the year. Longer term performance compensation is earned based on a combination of attainment of performance objectives and an executive’s continuous employment over a specified period of time.

The compensation program uses the following primary elements to compensate our executive officers:

Compensation Element	Objective	Characteristics

Base Salary	To reward executive officers for annual performance and to recognize their individual responsibilities and contributions.	Salary levels are set and adjusted based on a consideration of relevant market data, an executive’s responsibilities, individual performance, experience and other factors.

Annual Cash Incentive Plan	To provide variable compensation that is tied to specific measures of business performance and individual achievement for the year.	All of the Company’s regular full-time, non-union salaried employees, including the executive officers, participate in this plan.

The annual bonus amount for each participant is based on one or more pre-established measures of financial performance and an assessment of individual performance for the year.

Long-Term Incentive Compensation	Long-term incentives are designed to enhance the link between the creation of stockholder value and long-term incentive compensation, and to create an incentive for executives to remain with the Company over a sustained period of time.
Awards may be stock-based, as with stock options or restricted stock awards.

Awards may also be cash-based, in which case the amount depends in whole or in part on achievement of pre-established measures of financial performance.

Retirement and Other Benefits	To allow executive officers to accumulate retirement savings on a tax-advantaged basis and to provide reasonable levels of other benefits that will help attract and retain key management talent.	All of the Company’s regular full-time, non-union salaried employees, including the executive officers, participate in a tax-qualified retirement plan and certain other welfare benefit programs. In addition, executive officers are provided with certain other benefits consistent with those provided by peer companies.

Process for Determining Executive Compensation

The Committee annually sets base salaries, establishes annual cash incentive opportunities and determines long-term incentive compensation for our executive officers. The process of setting compensation includes a number of considerations and processes.

Benchmarking

The Committee uses benchmarking to a group of peer companies to evaluate current compensation levels and proposed changes in compensation. This benchmarking analysis is performed with assistance from the Committee’s independent compensation consultant, which for fiscal 2008 was Mercer Human Resources Consulting. The compensation consultant provides data that compares the base pay of our named executives with that of executives of the peer group companies who hold functionally comparable positions to our named executives. The data provided by the consultant also compare the total cash compensation (base pay plus cash incentive compensation) and total direct compensation (total cash compensation plus stock-based incentive compensation) of our named executives with that of executives of the peer group companies.

The Committee considered benchmarking information prepared by Mercer for 2007 when setting compensation for the executive officers for fiscal 2008. This benchmarking information was based on compensation data for peer group of companies in the marine/ocean transportation industry, the oil and gas transportation industry and the road and rail transportation industry. The companies selected each had certain attributes similar to those of the Company. The specific attributes that were considered in developing the peer group were revenues, earnings and capital structure. The peer group consisted of the following companies:

• Alexander & Baldwin, Inc.	• Kansas City Southern
• Crowley Maritime Corp.	• U.S. Xpress Enterprises
• Kirby Corp.	• SAIA, Inc.
• American Commercial Lines	• Old Dominion Freight Line
• OMI Corp.	• Quality Distribution, Inc.
• General Maritime Corp.	• Knight Transportation, Inc.
• Werner Enterprises, Inc.	• Universal Truckload Services
• Arkansas Best Corp.	• Heartland Express, Inc.

Company Performance

Each year the Committee considers which measure of Company financial performance to use in setting annual and longer-term incentive compensation for our executive officers. The Committee has traditionally linked annual cash incentives to the attainment of objective performance measures such as EBITDA and earnings per share. For this purpose, EBITDA is a non-GAAP financial measure defined as net income plus net interest expense, income taxes, depreciation and amortization. Longer term incentives have been linked to achievement of targeted levels of earnings per share growth, typically over a period of no less than three years.

The Committee believes that EBITDA and earnings per share are appropriate performance measures on which to base incentive compensation because those are the same financial measures that are used by management in setting strategic goals and in making day-to-day operating decisions. In addition, these measures are used by the Board in evaluating Company performance. Finally, EBITDA is a primary measure of the Company’s compliance with its credit agreements and therefore has a direct impact on the management of our business.

The Committee normally establishes the target range for performance compensation based on our internal budget targets. These budget targets are developed annually by management, are reviewed in consultation with the Board and are implemented only after they have been approved by the Board. In establishing performance targets for incentive compensation, the Committee considers the aggressiveness of the Board-approved budget targets, the revenue and earnings growth included in the budget targets as compared to the prior year, and any significant strategic initiatives that may impact the budget targets. The Committee generally consults with the chief executive officer and other senior executives, the Board and the Committee’s independent compensation consultant before setting performance levels for annual and long-term incentive compensation.

Individual Performance

Each year the Committee assesses the individual performance of each executive officer, and considers such performance when setting an executive officer’s base salary and annual cash incentive compensation. Individual performance is measured both on quantitative and qualitative measures. Quantitative measures are applied to individual executives by an evaluation process that includes establishing individual objectives for each executive that support the Company’s financial and strategic targets and objectives. Qualitative measures for evaluating individual executive performance include an assessment of various leadership competencies such as effective communication, providing strategic direction, motivating others, fostering teamwork and using sound management principles. The Committee’s assessment of these qualitative measures with regard to individual executive performance is conducted primarily through conversations with the chief executive officer. The Committee believes that use of individual performance measures is important because they create incentives for executives to make specific contributions to the Company’s financial growth based on their individual levels of responsibility, and because it allows the Company to reward those specific contributions.

Allocating Between Compensation Elements

The Committee does not have a fixed standard for determining how an executive officer’s total compensation is allocated among the various elements of the Company’s compensation program. Instead, the Committee uses a flexible approach so that it can structure annual and long-term incentives that are most likely to enhance stockholder value in light of current and anticipated market conditions and reward extraordinary performance, when appropriate. In setting the amounts potentially payable under the annual cash incentive plan, the Committee takes into account other annual cash compensation payable to each executive officer and how the total annual cash compensation paid to that executive compares to the annual cash compensation paid by companies in the peer group to executives in comparable positions. The Committee will generally set total annual cash compensation close to the 50th percentile of the peer group for performance that meets the Company’s annual business objectives and between the 50th and 75th percentile of the peer group for performance that substantially exceeds annual business objectives. The Committee and management believe that setting total annual cash compensation at these levels creates appropriate incentives to enhance shareholder value.

The Committee also seeks to allocate a portion of total compensation to long-term stock-based compensation. The portion of total compensation allocated to stock-based compensation is determined based on factors such as peer group benchmarking, the stock-based compensation that has been awarded to executive officers in prior years and Company performance. The Committee has historically awarded stock options and performance-based restricted stock. Stock options provide executives with value only if the price of the Company stock when the option is exercised exceeds the option’s exercise price. Executives therefore have a direct incentive to increase stock price over the term of the option. Performance-based restricted stock is earned only if the specific performance measures are met. In addition, stock option and performance-based restricted stock are typically subject to vesting schedules which require the executive to remain employed over a sustained period.

2008 Compensation Decisions

In the first quarter of 2008, the Committee established each executive officer’s base salary and the terms of the 2008 cash incentive plan. In the second quarter of 2008, the Committee made certain adjustments to the performance levels and total cash incentive opportunities under the cash incentive plan, and approved equity compensation awards for the executive officers and other employees.

The Committee occasionally will consider base salary adjustments and incentive compensation awards at other times during the year, such as if an executive’s primary role and responsibilities change during the year. The Committee approved certain adjustments to Mr. Avara’s compensation in connection with his promotion to the position of chief financial officer in April 2008

Base Salary

Mr. Raymond recommended to the Committee that his base salary and the base salaries of the other named executives be maintained at their 2007 levels. This recommendation was based on the fact that salary adjustments made in 2007 had brought base salaries for the named executive group generally in line with the 50th percentile for the peer group. The recommendation was also based on management’s view that 2008 compensation should be allocated more heavily to at-risk, performance-based compensation in order to focus attention on improving our operating performance in 2008. The Committee agreed with the recommendation and set 2008 base salaries for the named executives at the same level as their 2007 base salaries.

Shortly after Mr. Avara’s promotion to chief financial officer, the Committee reviewed and considered adjustments to his base salary to reflect his expanded responsibilities. The Committee approved a 40% increase in his base salary in recognition of those new responsibilities and after reviewing benchmarking data and confirming that such an increase was reasonable in light of those responsibilities. The Committee reviewed Mr. Avara’s salary in 2009 and approved an increase of 12% based on a further consideration of his salary relative to current benchmarking data.

Annual Cash Incentive Plan

The Committee adopted a cash incentive plan for 2008 that was similar to the plan that had been in place the prior fiscal year. Incentive opportunities under the plan were conditioned on the attainment of specified levels of financial performance for the year, as measured by EBITDA and earnings per share. These performance measures were chosen for the annual cash incentive plan because they were the primary components of the business objectives that we approved immediately before the beginning of the year.

The specific target levels for each of these performance measures, as well as minimum and maximum levels, were established by the Committee in the first quarter of the year after discussions with Mr. Raymond concerning the objectives that he believed needed to be achieved for the Company to be successful. As a result of certain unanticipated developments, such as a severe escalation in fuel costs and a significant decline in demand in one of our primary geographic markets, we reassessed the performance forecasts that were developed before the beginning of the year and on which the specific performance targets for the annual cash incentive plan had been based. To account for the impact of these previously unanticipated conditions, we developed lower performance targets based on various levels of predicted results. The Committee reviewed those new performance forecasts and determined that it was appropriate to lower both the EBITDA and the earnings per share targets to levels that were more in line with the new projections.

Plan funding was based on the total award opportunities for all participants in the plan. As noted in the executive summary, all of our regular full-time, non-union salaried employees, including our executive officers, participated in the plan. The award opportunity for each participant was expressed as a percentage of that participant’s base salary. Mr. Raymond’s target award opportunity was set at 95% of base salary. The Committee determined that this amount was appropriate in light of Mr. Raymond’s responsibilities and because it would place a greater percentage of his total annual compensation at risk than in the prior year, thereby providing greater emphasis on attaining 2008 operational targets. The target award opportunities for the other named executives were set at 70% of their base salaries for similar reasons. In connection with Mr. Avara’s promotion to chief financial officer, his target award opportunity was increased to 70% to reflect his new job responsibilities. The Committee also determined that in light of the adjustment of the plan’s performance targets, the award opportunity for each of the executive officers and for certain other key management employees should be subject to a review of their individual performance for the year. As a result, their full target award percentages would be payable only if their individual performance for the year met or exceeded expectations.

The funding levels for 2008 were determined based on the following principles:

•	no funding unless the minimum threshold performance measures were met;

•	funding of at least 50% but less than 75% of the total target award opportunity if minimum threshold performance levels were met;

•	funding of at least 75% but less than 100% of the total target award opportunity if target performance levels were achieved or exceeded;

•	funding of 100% or more of the target opportunity only if maximum performance levels were achieved or exceeded and if the Committee determined that such performance was extraordinary after taking into account the prior adjustment of the plan’s performance targets.

The final adjusted minimum, target and maximum performance levels, and the corresponding plan funding levels, were as follows:

		Earnings
Performance Level	EBITDA ($000’s)	per Share ($)	Funding %

Minimum	$146,500	$1.34	50%
Target	$158,600	$1.65	75%
Maximum	$164,300	$1.80	100%

The minimum performance targets were not met in 2008. As a result, no participants received any payments under the plan, including the named executives. However, in light of the Company’s achievement of other business objectives during 2008 and in order to recognize the individual contributions of certain employees, the Committee authorized management to grant discretionary merit bonuses totaling $2.0 million to select employees. None of the named executives were eligible to receive such a bonus. A merit bonus was awarded to one of the other executive officers in recognition of his individual performance for the year, equal to 9% of his base salary.

Long-Term Stock-Based Compensation

The Committee awarded a mix of performance-based restricted stock and stock options to the named executives in 2008. Each executive officer’s awards were determined based on a consideration of their previous stock awards, the value of proposed 2008 stock awards as a percentage of the named executive’s total compensation and data provided by the compensation consultant that compared the proposed award values with the long-term incentive compensation for executives in comparable positions with the peer group companies. Consistent with our overall compensation philosophy, named executives will be rewarded for measurable increases in our long-term growth and profitability.

The restricted stock awarded in 2008 will be earned by the named executives if two conditions are met. First, the executive must be continuously employed with us until April 24, 2011. Second, our earnings per share for 2010 must meet or exceed a target tied to a 15% compound annual rate of growth. If these conditions are not met, the shares may still vest on April 24 of 2012, 2013 or 2014 if the executive remains in continuous employment to such dates and the Company’s earnings per share for the immediately prior year meets the 15% compound annual rate of growth target. Shares that are not earned by one of these dates will be forfeited by the executive. The awards provide for partial vesting in the case of retirement after age 59 1/2 in order for the awards to provide appropriate incentives for executives nearing retirement.

The Committee decided to structure the vesting provisions in this manner in order to enhance retention of our executive officers and other key managers and to encourage their sustained efforts achieve our growth objectives, particularly in light of challenging economic conditions. The Committee selected earnings per share as a vesting condition because this performance standard is the primary measure that financial analysts and shareholders use to assess the Company’s performance. The Committee determined that a 15% annual growth rate was the appropriate target because that growth rate closely matched a moderately aggressive projection for our long-term performance in light of projected softening of economic growth in both the United States and abroad, including deterioration in growth prospects for one of our markets.

The stock options awarded in 2008 will vest if the executive remains in continuous employment for three years after the date of grant. The options have a maximum term of ten years from the date on which they were granted. If the executive retires from the Company after attaining age 59 1/2 but before the end of the three-year vesting period, the executive is entitled to vesting in a proportionate number of the options based on his period of employment. Executives forfeit the right to exercise any options which do not vest.

Retirement and Other Benefits

We maintain a tax-qualified section 401(k) savings plan for all of our non-union employees, including the executive officers. The plan provides a matching contribution equal to 100% of an employee’s contributions, up to a maximum contribution of 6% of the employee’s annual base salary. All contributions to the section 401(k) savings plan, including the matching contributions, are fully-vested upon contribution. The Company’s other benefit plans primarily include health care insurance and related benefits, group life insurance, disability, tuition assistance, and an employee stock purchase plan which allows eligible employees to purchase Company stock at a 5% discount. The Company does not maintain any defined benefit pension plans or any nonqualified deferred compensation arrangements for its executive officers.

No changes were made to any of these benefit plans in 2008. However, as described on page 24 in the “Actions Taken in 2009” section, the Company adopted a new employee stock purchase plan in 2009.

Other Executive Benefits

The named executives receive certain benefits that we believe are reasonable and consistent with the overall objectives of attracting, retaining and motivating talented executives for key positions. These other executive benefits consist of:

•	reimbursement of premiums for supplemental term life insurance

•	reimbursement of country club, airline club and social club dues

•	reimbursement of annual physical exam expenses

•	reimbursement of tax and financial planning consultation expenses

•	reimbursement of home security system costs

•	an automobile allowance

•	reimbursement or payment of relocation expenses

•	reimbursement of spousal travel expenses if such travel is warranted for business reasons

•	tax equalization and/or tax gross-up payments on certain expenses and benefits listed above

The Committee reviewed the types and levels of the executive benefits provided to the named executives in 2008. The Committee determined at that time that these benefits continued to promote the goals of our overall executive compensation program and were reasonable in light of peer group compensation data. The Committee intends to review these benefits during 2009 and may make changes in the types or levels of those benefits as it deems appropriate. Information concerning the amount of the perquisites and other personal benefits provided during 2008 to the named executives is contained in the “Other Benefits Table” on page 30.

Employment and Separation Agreements

During 2008, Mr. Keenan and Mr. Urbania were each covered under an employment agreement with a subsidiary of the Company. Mr. Urbania was not entitled to any compensation or benefit payments under his employment agreement as a result of his resignation, and he was not paid any compensation or benefits when he resigned except for amounts that he had previously earned. Mr. Urbania’s employment agreement automatically terminated upon his resignation.

Mr. Keenan continues to be covered under an employment agreement. His employment agreement was entered into before the Company’s stock became publicly traded. At that time, we believed that employment agreements were important to recruit and retain key executive talent. The Committee and management have reassessed that policy and have not entered into employment agreements with any other executives. In 2007, we terminated Mr. Raymond’s employment agreement in exchange for a restricted stock award that was designed to retain Mr. Raymond through the end of 2009. The Committee will continue to evaluate its policy regarding employment agreements.

More information concerning Mr. Keenan’s employment agreement is contained at page 32 and in the section titled “2008 Potential Payments Upon Termination” at page 34.

In connection with Mr. Handy’s retirement in early 2009, we entered into a retirement agreement and a consulting agreement with Mr. Handy. The retirement agreement provides certain benefits to Mr. Handy in recognition of his past services to the Company and in consideration for his consent to certain post-termination obligations and a release of claims. These benefits consist of a single lump-sum cash payment of $388,881, full vesting of 70,000 shares of restricted stock which were otherwise scheduled to vest in 2011, payment of approximately $19,000 for accrued but unpaid dividends on a portion of the 70,000 shares of restricted stock (plus interest on those accrued dividends) and full vesting of certain stock option awards and extension of the period of exercise of those stock options until their original expiration dates. Mr. Handy’s post-termination obligations relate to non-competition, non-solicitation, non-disparagement, confidentiality and cooperation with us in connection with certain matters that may arise following his retirement. The non-competition and non-solicitation restrictions apply for one year following Mr. Handy’s retirement.

Actions Taken in 2009

2009 Cash Incentive Plan

In March of 2009, the Committee reviewed and reconsidered the design of the annual cash incentive plan with assistance from Towers Perrin, the independent compensation consultant retained by the Committee at the end of 2008. The Committee determined that the underlying philosophy of providing incentive opportunities above the peer group median continued to be appropriate in light of the fact that base salaries are traditionally set below the median for the peer group. The Committee also determined that the following changes should be made to the plan for fiscal 2009 in order to better align incentive opportunities with each named executive’s responsibilities:

•	add performance metrics that evaluate performance at a business unit level for certain of the named executives:

•	refine the Company-wide performance metrics to focus on EBITDA and reduction in the Company’s overall debt; and

•	weight the performance metrics to reflect each named executive’s sphere of influence over Company performance.

In accordance with this approach, the 2009 bonus opportunities for Mr. Raymond, Mr. Avara and each vice president of a corporate function are tied to EBITDA and to reduction of the Company’s net debt obligations. In addition, the bonus opportunities for Mr. Avara and the corporate vice presidents are affected by their individual performance for the year. The bonus opportunities for Mr. Keenan and Mr. Taylor are based on a combination of Company-wide performance measures, as well as certain measures of the financial performance of their specific lines of business and individual performance. Mr. Handy does not participate in the plan because he retired in early 2009.

The performance measures for the named executives and the relative weighting of those measures is described in the following table:

	Corporate		Liner Business		Logistics Business		Individual
				EBITDA
		Debt		Operating		Revenue	Performance
Executive	EBITDA	Reduction	EBITDA	Margin	EBITDA	Growth	Evaluation

Charles G. Raymond	50%	50%
(Corporate)
Michael T. Avara	40%	40%					20%
(Corporate)
John V. Keenan	10%	20%	30%	20%			20%
(Liner Business Unit)
Brian W. Taylor	10%	10%			25%	35%	20%
(Logistics Business Unit)

The funding levels established by the Committee depend upon meeting a minimum threshold level of Company-wide and/or business unit EBITDA for the year, depending on which EBITDA target or targets apply to the officer. If the appropriate threshold is not met, no participant will be entitled to receive a bonus under the plan, even if thresholds are met with respect to one or more of the other financial or individual performance measures applicable to that participant. If the applicable EBITDA threshold is met, funding is computed for each financial and/or individual performance measure applicable to a participant. Each named executive has a prescribed target bonus amount under the plan, quantified as a percentage of base salary for fiscal 2009, as follows: 95% for Mr. Raymond, 70% for Mr. Avara, 70% for Mr. Keenan and 70% for Mr. Taylor. Funding is determined as follows:

•	funding of at least 50% of the named executive’s target opportunity, but less than 100% of target opportunity, if the minimum threshold for the performance measure is obtained but the target level is not achieved;

•	funding of at least 100% of the named executive’s target opportunity, but less than 200% of target opportunity, if the target for the performance measure is achieved or exceeded; and

•	funding of up to 200% of the named executive’s target opportunity if the maximum level is met or exceeded for that performance measure.

The funding level for individual performance is 100% of target opportunity if the named executive met individual performance objectives, and up to 125% of target opportunity for performance that exceeds those objectives. The amount funded for each performance measure is then multiplied by the percentage weighting applicable to the named executive for that performance measure. The sum of those weighted amounts equals the named executive’s earned bonus for the year.

After Committee approval, incentive awards earned under the plan will be paid as lump-sum cash distributions as soon as practicable after the end of the Company’s fiscal year. A named executive officer must be employed by the Company on the last day of fiscal 2009 and on the date of the bonus payment (expected within 90 days of fiscal year end) to receive a bonus under the plan.

The Company-wide and business unit target levels are based on our internal business plan for the year, and take into account the particular difficulties posed by the current economic environment. We believe that these targets will be challenging to meet.

Long-Term Incentive Awards

The Committee awarded shares of restricted stock in March of 2009 to each named executive officer, other than Mr. Raymond and Mr. Handy (who retired before the awards were granted). Some of the restricted stock will be earned if the named executive officer satisfies a three year service requirement (“Service-Based Awards”), while the other restricted stock will be earned if specified Company performance goals are achieved for fiscal 2009 and the named executive officer satisfies a three year service requirement (“Performance-Based Awards”). These awards are designed to promote retention of our executive management team and reward attainment of specified performance targets. The awards were granted under the Company’s amended and restated Equity Incentive Plan.

The Service-Based Awards entitle the named executive officers to receive a specified number of shares of Company common stock if they are continuously employed by the Company until March 18, 2012. These shares are forfeited if the executive terminates employment before that date, unless termination is on account of retirement and the sum of the executive’s age and service is 75 or more, in which case the executive will vest in a pro-rated portion of the shares.

The Performance-Based Awards entitle the named executive officers to receive shares of Company common stock based on the level of the Company’s net income for fiscal 2009. In the event that the Company does not achieve a minimum threshold net income level, the executives will not be entitled to receive any shares of Company stock. If the Company achieves a net income level greater than a threshold level, the executives will be entitled to receive at least 50% and up to 200% of the number of shares awarded to them under their Performance-Based Awards, depending on the actual net income achieved for fiscal 2009. In addition to the Company achieving at least a threshold net income level, the named executive officers must remain continuously employed by the Company until March 18, 2012 to receive any shares under his Performance-Based Award. Shares are forfeited if the executive terminates employment before that date, unless termination is on account of retirement and the sum of the executive’s age and service is 75 or more, in which case the executive will vest in a pro-rated portion of the shares payable based on the net income level achieved for fiscal 2009.

Dividends on the shares underlying both the Service-Based Awards and the Performance-Based Awards will be accrued and paid, without interest, at the time that the underlying shares vest, and will be forfeited if the underlying shares are forfeited. The number of shares of restricted stock underlying the awards granted to each of the named executive officers are as follows:

Executive	Service-Based Award	Performance-Based Award

Charles G. Raymond	N/A	N/A
Michael T. Avara	25,000	25,000
John V. Keenan	25,000	25,000
Brian W. Taylor	25,000	25,000

As with the performance targets for the 2009 cash incentive plan, the net income target for the Performance-Based Awards is based on our internal business plan for the year, which we believe will be challenging to meet.

Adoption of New Compensation Plans

The Board has adopted at the recommendation of the Committee a 2009 Incentive Compensation Plan and a 2009 Employee Stock Purchase Plan. Each plan is subject to approval by a majority of our stockholders.

The 2009 Incentive Compensation Plan was adopted in order to provide the Committee and the Board with the flexibility to award various types of long-term compensation to our executives and non-management directors, and because only a limited number of shares of our common stock remain available for issuance under our amended and restated Equity Incentive Plan. The key terms of the Incentive Compensation Plan are summarized beginning on page 39. The 2009 Employee Stock Purchase Plan was adopted because only a limited number of shares remain available for purchase under our existing employee stock purchase plan, and because we believe that such a plan provides an important incentive for our employees and helps to align their interests with those of our stockholders. The key terms of the 2009 Employee Stock Purchase Plan are described beginning on page 46.

Other Compensation Policies

Executive Stock Ownership Requirements

To directly align the interests of executive officers with the interests of the stockholders, the Committee approved a stock ownership program that requires certain executive officers, including the named executives, to maintain a minimum equity ownership interest in the Company. These stock ownership guidelines apply to each Company executive who is at a vice president level or above. Each executive’s required level of stock ownership is determined based on a multiple of the executive’s annual base salary and is then converted to a fixed number of shares of the Company’s common stock using a 365-day average closing price per share. The base salary multiple varies depending upon the executive’s position. Executives are required to achieve their required ownership level within five years of becoming subject to such guidelines. Once the required ownership level has been achieved, an executive is expected to maintain this minimum level of ownership until such time as the executive is no longer subject to the stock ownership guidelines. An executive ceases to be subject to the stock ownership guidelines when the executive’s employment with the Company terminates or if the executive’s position with the Company changes to a position that is not subject to the stock ownership guidelines. If an executive does not meet or maintain the executive’s required ownership level within the required timeframe, then the executive’s participation in any stock-based long-term incentive plan may be restricted, at the discretion of the Committee.

The required stock ownership levels for each of the named executives are based on the following base salary multiples:

•	Charles G. Raymond	5 times base salary
•	Michael T. Avara	3 times base salary
•	M. Mark Urbania	No longer applicable after his resignation
•	John W. Handy	No longer applicable after his retirement
•	John V. Keenan	3 times base salary
•	Brian W. Taylor	3 times base salary

Each of the named executives was in compliance with this policy during 2008. In accordance with the terms of the policy, Mr. Avara is required to fully comply with the minimum holding requirement by 2013.

Tax Implications of Executive Compensation

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the individual executive officers of various compensation payments and benefits. Interpretations of and changes in the tax laws and other factors beyond the Committee’s control also affect the deductibility of compensation. For these and other reasons, the Company will not necessarily in all circumstances limit executive compensation to the amount which is permitted to be deductible as an expense of the Company under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Stock Compensation Grant Practices

The Committee administers our stock compensation plans and approves all awards under those plans. These plans are the amended and restated Equity Incentive Plan and the proposed 2009 Incentive Compensation Plan, which is described beginning on page 39 of this proxy statement. The grant date of awards under the plans is the date of the Committee meeting on which the award is approved, or a future date that the Committee may designate. The Committee does not grant stock options with an exercise price that is less than the closing price of the Company’s common stock on the grant date or grant stock options which are priced on a date other than the grant date, unless for some reason the grant date is a future date, in which case the closing price for that future date is used to determine the exercise price of stock options granted on that date.

COMPENSATION COMMITTEE REPORT

Management prepared the Compensation Discussion and Analysis describing the Company’s compensation program for executive officers, which includes the Company’s named executives. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee.

William J. Flynn, Chairman
James G. Cameron
Dan A. Colussy

2008 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding all compensation earned during fiscal 2006, 2007 and 2008 by our named executives.

							Non-Equity
			Stock		Option		Incentive Plan	All Other
		Salary(1)	Awards(2)		Awards(3)		Compensation(4)	Compensation(5)	Total
Name and Principal Position	Year	($)	($)		($)		($)	($)	($)

Charles G. Raymond	2008	640,000	915,923		272,939		—	$103,435	$1,932,297
Chairman, Chief Executive	2007	635,833	610,025		239,809		—	101,769	1,587,436
Officer and President	2006	608,333	—		166,288		775,000	77,017	1,626,638
(Principal Executive Officer)
Michael T. Avara(6)	2008	230,927	23,883		54,383		—	27,252	336,490
Senior Vice President and Chief Financial Officer (Principal Financial Officer)
M. Mark Urbania(7)	2008	96,600	(62,373	)(8)	(176,303	)(8)	—	15,786	(126,290)
Executive Vice President —	2007	361,667	62,373		110,735		—	37,371	572,146
Finance and Administration	2006	318,833	—		73,142		281,750	40,352	714,077
and Chief Financial Officer (Former Principal Financial Officer)
John W. Handy(9)	2008	358,000	92,816		143,479		—	60,532	654,827
Executive Vice President	2007	355,833	259,144		113,733		—	151,567	880,277
	2006	316,250	155,972		44,934		237,196	167,788	922,140
John V. Keenan	2008	325,000	(30,173	)(10)	130,435		—	55,022	480,284
President and Chief Operating	2007	286,333	62,373		110,735		—	43,162	502,603
Officer — Horizon Lines, LLC	2006	250,500	—		73,142		173,880	35,035	532,557
Brian W. Taylor	2008	325,000	(30,173	)(10)	124,018		—	48,093	466,938
President and Chief Operating	2007	282,667	62,373		102,179		—	58,944	506,163
Officer — Horizon Logistics, LLC	2006	249,505	—		54,939		152,400	360,234	817,078

(1)	Amount shown represent base salary paid during the fiscal year. Annual base salary adjustments generally become effective after they are approved, which generally do not coincide with the beginning of the fiscal year.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of restricted stock awards granted to each of the named executives in 2008 as well as prior fiscal years, determined in accordance with Statement of Financial Accounting Standards Number 123, Share-Based Payment, as revised in 2004 (“SFAS 123R”). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value is calculated using the closing price of Company common stock on the date the shares of restricted stock were granted. For additional information, refer to note 17 of the Company’s financial statements in the Form 10-K for the year ended December 21, 2008, as filed with the SEC. See the 2008 Grants of Plan-Based Awards Table at page 31 for additional information concerning the awards. The amounts reported in this column reflect the Company’s accounting expense for the awards, and do not correspond to the actual value that the named executives may receive under the awards.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to each of the named executives in 2008 as well as prior fiscal years, determined in accordance with SFAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2008 grants, as well as for grants in prior fiscal years, refer to note 17 of the Company’s financial statements in the Form 10- K for the year ended December 21, 2008, as filed with the SEC. See the 2008 Grants of Plan-Based Awards Table at page 31 for information on stock options granted in 2008. The amounts reported in this column reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that the named executives may receive under the awards.

(4)	The amounts shown in this column constitute payments made under the fiscal 2008 cash incentive plan. There were no payments made to the named executives under the plan in fiscal 2008 or fiscal 2007. See the 2008 Grants of Plan-Based Awards Table at page 31 for information on the awards granted in fiscal 2008.

(5)	See the All Other Compensation Table and Other Benefits Table below for a description of the amounts reported in this column.

(6)	Mr. Avara was promoted to Senior Vice President and Chief Financial Officer effective April 4, 2008, with a prorated annual base salary of $250,000. He was not a named executive for fiscal 2006 or fiscal 2007.

(7)	Mr. Urbania resigned effective as of April 4, 2008.

(8)	By resigning, Mr. Urbania forfeited his unvested shares of restricted stock and stock options. In fiscal 2008, the Company ceased recording a compensation expense and reversed prior expenses recognized for those awards. The reversed amount of the expense that was incurred in fiscal 2007 and 2006, and which was previously reported in the Summary Compensation Table, has been reflected as a deduction in calculating the fiscal 2008 Stock Awards and Option Awards amounts for Mr. Urbania.

(9)	Mr. Handy retired effective as of January 31, 2009. He will continue to perform limited services for the Company under the terms of a consulting agreement.

(10)	In fiscal 2008, the Company ceased recording compensation expense and reversed prior expenses recognized for a performance-based restricted stock award. The reversed amount of the expense that was incurred in fiscal 2007, and which was previously reported in the Summary Compensation Table, has been reflected as a deduction in calculating the fiscal 2008 Stock Awards amount for each of the named executives. This adjustment resulted in a negative amount in fiscal 2008 for Messrs. Keenan and Taylor.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the 2008 Summary Compensation Table.

			Payments Relating
		Tax	to Employee Savings
	Other Benefits(1)	Payments(2)	Plan(3)	Total
Name	($)	($)	($)	($)

Charles G. Raymond	76,200	13,435	13,800	103,435
Michael T. Avara	13,221	231	13,800	27,252
M. Mark Urbania	7,745	2,245	5,796	15,786
John W. Handy	41,579	5,153	13,800	60,532
John V. Keenan	34,790	6,432	13,800	55,022
Brian W. Taylor	28,911	5,382	13,800	48,093

(1)	Information regarding the nature and the amount of these benefits is contained in the Other Benefits Table on the next page.

(2)	This column reports amounts reimbursed for the payment of taxes with respect to individual life insurance premiums, country club dues and initiation costs, and tax equalization adjustments. See the Other Benefits Table on the next page for the incremental costs associated with providing these services.

(3)	This column reports the company matching contributions to the named executive’s section 401(k) savings plan account of up to 6.0% of pay, subject to certain legal limits.

Other Benefits Table

The following table describes other benefits and the cost to the Company of providing those benefits. The total amount of these other benefits is included in the All Other Compensation Table on the prior page for each named executive.

				Dividends on
		Executive	Term Life	Unvested
	Country	Automobile	Insurance	Restricted
	Club(1)	Allowance	Policy	Stock(2)	Other(3)	Total
Name	($)	($)	($)	($)	($)	($)

Charles G. Raymond	18,214	12,000	—	$44,975	1,011	$76,200
Michael T. Avara	—	9,000	481	3,740	—	13,221
M. Mark Urbania	3,920	3,000	—	825	—	7,745
John W. Handy	3,810	12,000	3,914	20,020	1,835	41,579
John V. Keenan	8,229	12,000	2,986	6,600	4,975	34,790
Brian W. Taylor	6,440	12,000	1,056	6,600	2,815	28,911

(1)	This column reports the total amount reimbursed for monthly country club membership dues and initiation fees.

(2)	This column reports the amount of dividends paid to the named executives on unvested restricted stock awards during fiscal 2008 and the amount of dividends earned on unvested restricted stock awards during the year but which will not be paid until those awards vest (plus any related interest that accrued during fiscal 2008 on such earned but unpaid dividends).

(3)	This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executive. These other benefits consist of: (i) financial counseling and tax preparation, (ii) home security system, (iii) automobile insurance, (iv) airline and other club dues, and (v) annual executive physical examination.

2008 GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to the named executives in fiscal 2008. This information includes (1) the grant date of the award; (2) the estimated payouts under non-equity incentive plan awards, which consist of the potential payout levels under the 2008 cash incentive plan; (3) the estimated future payouts under equity incentive plan awards; (4) the number of shares underlying restricted stock awards; (5) the number of shares underlying stock option awards; (6) the exercise price of the stock option awards, based on closing price of Company common stock on the date of grant and (7) the grant date fair value of each equity award, computed under SFAS 123R.

								All Other
								Option
								Awards:	Exercise	Grant
		Estimated Future Payouts			Estimated Future Payouts			Number of	or Base	Date Fair
		Under Non-Equity Incentive			Under Equity Incentive			Securities	Price of	Value of
		Plan Awards(1)			Plan Awards(2)			Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Option
Name	Date	($)	($)	($)	($)	($)	($)	(#)(3)	($/sh)(4)	Awards ($)(5)

Charles G. Raymond	1/10/2008	304,000	608,000	912,000	—	—	—	—	—	—
	4/24/2008	—	—	—	—	—	—	25,000	14.63	101,250
	4/24/2008	—	—	—	15,000	15,000	15,000	—	—	219,450
Michael T. Avara	1/10/2008	87,500	175,000	262,500	—	—	—	—	—	—
	4/24/2008	—	—	—	—	—	—	15,000	14.63	60,750
	4/24/2008				10,000	10,000	10,000	—	—	146,300
M. Mark Urbania	1/10/2008	127,400	254,800	382,200	—	—	—	—	—	—
John W. Handy	1/10/2008	125,300	250,600	375,900	—	—	—	—	—	—
	4/24/2008	—	—	—	—	—	—	15,000	14.63	60,750
	4/24/2008	—	—	—	10,000	10,000	10,000	—	—	146,300
John V. Keenan	1/10/2008	113,750	227,500	341,250	—	—	—	—	—	—
	4/24/2008	—	—	—	—	—	—	15,000	14.63	60,750
	4/24/2008	—	—	—	10,000	10,000	10,000	—	—	146,300
Brian W. Taylor	1/10/2008	113,750	227,500	341,250	—	—	—	—	—	—
	4/24/2008	—	—	—	—	—	—	15,000	14.63	60,750
	4/24/2008	—	—	—	10,000	10,000	10,000	—	—	146,300

(1)	These columns show the awards granted under the 2008 annual performance-based incentive plan. The performance measures, percentage of base salary for determining award amounts and other criteria for the awards are described in the Compensation Discussion and Analysis beginning on page 21. No amount was paid to any of the named executives under this plan for fiscal 2008 for the reasons discussed in the Compensation Discussion and Analysis on pages 21 and 22.

(2)	These columns show the performance-based restricted share awards granted in fiscal 2008. The performance measures, vesting conditions and other criteria for the awards are described in the Compensation Discussion and Analysis beginning on page 22.

(3)	This column shows the number of stock options granted in fiscal 2008 to each named executive. These stock options will become 100% vested and exercisable on April 24, 2011, three years after the date of grant.

(4)	This column shows the exercise price. This price is the closing price of Company common stock on April 24, 2008, the date the Compensation Committee granted the options.

(5)	This column shows the full grant date fair value of equity awards under SFAS 123R granted to each of the named executive in fiscal 2008. Generally, the full grant date fair value is the amount that the Company would record as a compensation expense in its financial statements over the award’s vesting schedule. For restricted stock, fair value is calculated using the closing price of Company common stock on the grant date. For stock options, fair value is calculated using the Black-Scholes option-pricing model which takes into account volatility in the price of our stock, the risk-free interest rate, the estimated life of the award, the closing market price of our stock on the date of grant and the exercise price. The fair value shown for the restricted stock awards and stock option awards are accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to note 17 of the Company’s financial statements in the Form 10-K for the year ended December 21, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense, and do not correspond to the actual value that may be recognized by the named executives.

Employment Agreements.  During 2008, Messrs. Urbania and Keenan were employed pursuant to employment agreements with Horizon Lines, LLC (“Horizon Lines”), a wholly-owned subsidiary of the Company. Each agreement specified their base salary, annual bonus opportunity, benefits during employment and certain post-termination benefits. The employment agreements also imposed on each named executive certain obligations following termination of their employment.

Mr. Urbania’s employment agreement terminated when he resigned.

Mr. Keenan’s employment agreement provides for an initial base salary of $243,000, subject to increase as determined by the Compensation Committee, and a discretionary bonus under the Company’s annual cash incentive plan of between 30% and 102% of his base salary. For fiscal 2008, the Compensation Committee exercised discretion to set his target opportunity under the cash incentive plan at 70% of base salary. Mr. Keenan’s employment agreement also entitles him to participate in employee benefit plans applicable to the senior officers of the Company, annual vacation and reimbursement for reasonable travel and other business expenses. Certain termination payments and benefits are payable under the employment agreement if Mr. Keenan’s employment terminates without cause. For additional information concerning these termination payments and benefits, see the “2008 Potential Payments Upon Termination” section at page 34.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the stock option and stock awards held by the named executives as of December 21, 2008. This information includes unexercised and unvested stock options, and unvested restricted stock awards. Each equity award is separately shown for each named executive. The vesting schedule for each equity award is shown immediately following the table based on the date on which the equity award was granted and based on whether it is a stock option award or a restricted stock award. The market value of restricted stock awards is based on the closing price of Company common stock as of December 19, 2008 (the last market trading date during the Company’s 2008 fiscal year), which was $3.63.

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan Awards:
										Equity Incentive	Market or
			Number of	Number of				Number of		Plan Awards:	Payout Value of
			Securities	Securities				Shares or	Market Value of	Number of	Unearned Shares,
			Underlying	Underlying	Option			Units of	Shares or Units of	Unearned Shares,	Units or Other
			Unexercised	Unexercised	Exercise	Option		Stock That	Stock That	Units or Other	Rights That
	Option		Options (#)	Options (#)	Price	Expiration	Stock	Have Not	Have Not	Rights That Have	Have Not
Name	Grant Date		Exercisable	Unexercisable	($)	Date	Grant Date	Vested ($)	Vested	Not Vested ($)	Vested ($)

Charles G. Raymond	9/27/2005	(b)	124,000	—	$10.00	9/27/2015	—	—	$—	—	$—
	4/7/2006		—	105,425	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		—	30,000	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	25,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	3/26/2007	—	—	15,000	54,450
	—		—	—	—	—	6/28/2007	75,965	275,753	—	—
	—		—	—	—	—	4/24/2008	—	—	15,000	54,450

Michael T. Avara	9/27/2005	(b)	12,400	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		—	10,625	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		—	7,500	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	15,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	3/26/2007	—	—	1,000	3,630
	—		—	—	—	—	4/24/2008	—	—	10,000	36,300

M. Mark Urbania(1)	—		—	—	—	—	—	—	—	—	—

John W. Handy	—		—	—	—	—	2/1/2006	70,000	254,100	—	—
	9/27/2005	(b)	10,000	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		—	60,000	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		—	20,000	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	15,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	3/26/2007	—	—	10,000	36,300
	—		—	—	—	—	4/24/2008	—	—	10,000	36,300

John V. Keenan	9/27/2005	(b)	54,800	—	10.00	9/27/2015	—	—	—	—	—
	9/27/2005	(a)	13.125	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		—	46,750	12.54	4/7/2006	—	—	—	—	—
	3/26/2007		—	15,000	33.51	3/26/2017	—	—	—	—	—
	4/24/2008		—	15,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	3/26/2007	—	—	7,500	27,225
	—		—	—	—	—	4/24/2008	—	—	10,000	36,300

Brian W. Taylor	9/272005	(b)	37,800	—	10.00	9/27/2015	—	—	—	—	—
	9/27/2005	(a)	4,375	—	10.00	9/27/2015	—	—	—	—	—
	4/7/2006		—	46,750	12.54	4/7/2016	—	—	—	—	—
	3/26/2007		—	15,000	33.51	3/26/2017	—	—	—	—	—
	—		—	15,000	14.63	4/24/2018	—	—	—	—	—
	—		—	—	—	—	3/26/2007	—	—	7,500	27,225
	—		—	—	—	—	4/24/2008	—	—	10,000	36,300

(1)	All of Mr. Urbania’s unvested stock options and other unvested stock awards were forfeited when he resigned.

Option Awards Vesting Schedule

Grant Date	Vesting Schedule

9/27/2005(a)	100% vested in 2006.
9/27/2005(b)	100% vested in 2008.
4/7/2006	100% vests in 2009; prorated early vesting for retirement after age 59 1/2.
3/26/2007	100% vests in 2010; prorated early vesting for retirement after age 59 1/2.
4/24/2008	100% vests in 2011; prorated early vesting for retirement after age 59 1/2.

Stock Awards Vesting Schedule

Grant Date	Vesting Schedule

2/1/2006	100% vests in 2011.
3/26/2007	100% vests in 2010 if the Company’s earnings per share for fiscal 2009 meets or exceeds a target tied to a 15% annual rate of growth; prorated early vesting for retirement after age 59 1/2 if performance condition also is met.
6/28/2007	100% vests in 2009.
4/24/2008	100% vests in 2011 if the Company’s earnings per share for fiscal 2010 meets or exceed a target tied to a 15% compound annual rate of growth. If this condition is not met, 100% may vest in 2012, 2013 or 2014 if the executive remains in continuous employment to such dates and the Company’s earnings per share for the immediately prior fiscal year meets the 15% compound annual rate of growth target. Prorated early vesting for retirement after age 59 1/2 if performance condition also is met.

2008 OPTION EXERCISES AND STOCK VESTED

The following table provides information for the named executives regarding stock options that were exercised during fiscal 2008 and shares acquired under stock awards that vested in fiscal 2008.

Stock Awards
	Option Awards		Number of
	Number of		Shares
	Shares		Acquired on
	Acquired on	Value Realized on	Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)	(#)	Vesting ($)

Charles G. Raymond	—	—	—	—
Michael T. Avara	—	—	—	—
M. Mark Urbania	—	—	—	—
John W. Handy	—	—	—	—
John V. Keenan	—	—	—	—
Brian W. Taylor	—	—	—	—

2008 POTENTIAL PAYMENTS UPON TERMINATION

Employment Agreements.  Mr. Urbania was not paid any compensation or benefits under his employment agreement when he resigned, except for amounts that he had previously earned.

Mr. Keenan is entitled to certain payments and benefits under his employment agreement if he is terminated by Horizon Lines or the Company without Cause. “Cause” for this purpose means termination of Mr. Keenan’s employment by Horizon Lines or the Company due to his failure to substantially perform the duties of his position; his failure to comply with or carry out any lawful and reasonable directive of the Board, the board of directors of Horizon Lines, or the Chief Executive Officer of Horizon Lines; his material breach of the Company’s Code of Business Conduct and Ethics; his conviction, plea of no contest or imposition of unadjudicated probation for any felony other than a traffic violation or purely as a result of his title or position; his unlawful use or possession of illegal drugs; or his commission of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against Horizon Lines or the Company. Mr. Keenan must be given advance notice and a specified period to remedy certain of these events before his employment can be terminated for Cause.

If Mr. Keenan’s employment is terminated by the Company without Cause, Mr. Keenan is entitled to receive an amount equal to his annual base salary in effect immediately prior to his termination, payable over a twelve month period following Mr. Keenan’s termination of employment in accordance with the Company’s normal payroll practices. For one year following the date of his termination of employment, Mr. Keenan is also entitled to continue coverage for himself and his eligible dependents under all Horizon Lines group health benefit plans in which he and his dependents were participants immediately prior to the date of his termination of employment. Mr. Keenan is entitled to the severance benefits described above only if he executes a general waiver and release.

If Mr. Keenan’s employment terminates for any other reason during the term of the agreement, including non-extension of the term by Mr. Keenan or Horizon Lines, Mr. Keenan’s resignation for any reason, Mr. Keenan’s termination by Horizon Lines or the Company for Cause, or Mr. Keenan’s death or disability, Mr. Keenan is entitled only to his accrued unpaid annual base salary through the date of termination, plus any accrued unpaid vacation pay and any unpaid amounts arising through the date of termination under any employee benefit plans in which Mr. Keenan participates. Mr. Keenan is subject to non-competition and non-solicitation restrictions following termination of his employment for any reason.

The following table describes the potential termination payments and benefits under Mr. Keenan’s employment agreement. The amounts shown were computed based on the assumption that he terminated employment on December 21, 2008 with a base salary of $325,000.

						Non-
		Non-	Resignation			Extension of
Executive Benefits and	Resignation	Extension of	Without		Termination	Term by the		Death
Payments Upon	for Good	Term by the	Good	Termination	Without	Company	Disability	Termination
Separation	Reason ($)	Executive ($)	Reason ($)	for Cause ($)	Cause ($)	($)	Termination ($)	($)

Compensation:
Severance	—	—	—	—	325,000	—	—	—
Benefits & Perquisites:(1)
Health Plan Continuation	—	—	—		13,836	—		—
Total	—	—	—		338,836	—	—	—

(1)	No perquisites or benefits are provided to Mr. Keenan following termination of employment except that for one year following termination of employment, Mr. Keenan and any of his dependents may continue to participate in Company-sponsored group health plans in which they were entitled to participate immediately prior to termination.

Stock Option and Restricted Stock Awards.  If Mr. Raymond or Mr. Handy had retired on December 21, 2008, certain unvested stock options would have vested and become exercisable. The intrinsic value of those stock options would have been $0 and $0, respectively, based on the $3.63 closing price of Company common stock of as of December 19, 2008 (the last market trading date during the Company’s 2008 fiscal year). In addition, if Mr. Raymond’s employment had been terminated by the Company without cause on December 21, 2008, he would have become 100% vested in 75,965 shares of restricted stock. Based on the December 19, 2008 closing price, the value of the vested shares of restricted stock would have been $275,753.

Life Insurance Benefit.  If Mr. Raymond had died on December 21, 2008, his survivor would have received $850,000 under a supplemental term life insurance policy, the premiums for which are annually reimbursed by the Company. For a description of the premiums reimbursed and the tax payments made by the Company with respect to this supplemental term life insurance policy, see the “All Other Compensation Table” on page 29 and the “Other Benefits Table” on page 30.

2008 NON-MANAGEMENT DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve as non-management directors of the Board. Director compensation is reviewed annually by the Compensation Committee and changes in director compensation are made when the Board determines that such changes are appropriate. The Compensation Committee may from time to time engage its compensation consultant to evaluate the Company’s director compensation and to assist it in developing compensation recommendations for the Board. This evaluation would generally include a consideration of relevant benchmarking data. During fiscal 2008, the annual retainer fee paid to each non-management Director was $50,000. Each non-management Director also received a restricted stock award of approximately $60,000. Each Committee chair received an additional retainer fee and the Lead Independent Director received an additional retainer fee and restricted stock award, as described below. All members of the Board are reimbursed for actual expenses incurred in connection with attendance at Board and committee meetings.

	Fees Earned	Stock	All other
	or Paid in	Awards	Compensation
Name	Cash ($)	($)(1)	($)	Total ($)

James G. Cameron	50,000	60,012		110,012
Vernon E. Clark	50,000	60,012		110,012
Dan A. Colussy(2)	55,000	60,012		115,012
Ernie L. Danner(3)	65,000	60,012		125,012
James W. Down	50,000	60,012		110,012
William J. Flynn(4)	89,585	119,597		209,182
Francis Jungers	50,000	60,012		110,012
Alex J. Mandl	50,000	60,012		110,012
Norma Y. Mineta(5)	50,000	60,012	1,661	111,673
Thomas P. Storrs	50,000	60,012		110,012

(1)	These amounts consist of 4,502 shares of restricted stock awarded to each non-management Director on June 3, 2008 at a closing price of $13.33 and which are subject to a one year vesting requirement (with pro-rata vesting if the director dies or is disabled before the end of the one year period). Mr. Flynn received an additional award of 5,757 shares of restricted stock on May 7, 2008 as compensation for serving as Lead Independent Director, for which the closing price on that date was $10.35. Mr. Flynn’s special restricted stock award will vest on June 2, 2009 if Mr. Flynn continues in service as a member of the Board to that date (subject to pro-rated vesting if he dies or is disabled before that date). The Board acted to fully vest the unvested shares of restricted stock held by Messrs. Danner and Junger at the time of their resignation from the Board.

(2)	Includes a fee of $5,000 for serving as chair of the Nominating and Corporate Governance Committee.

(3)	Includes a fee of $15,000 for serving as chair of the Audit Committee.

(4)	Includes a fee of $32,085 for serving as Lead Independent Director and a fee of $7,500 for serving as chair of the Compensation Committee.

(5)	Reimbursement of spousal travel expenses in connection with attendance at a Board meeting.

Share Ownership Requirements.  Equity ownership guidelines have been established for non-management directors that will require them to hold shares of Company common stock equal in value to three times their annual retainer. This ownership level must be attained within five years of the director’s election to the Board.

AUDIT COMMITTEE REPORT

During fiscal 2008, Ernie Danner served as Chairman of the Audit Committee of the Board of Directors. The other members of the Audit Committee during fiscal 2008 were Alex Mandl and Thomas Storrs. Upon Mr. Danner’s retirement from the Board of Directors in December 2008, James Cameron was appointed to the Audit Committee and Mr. Storrs was appointed Chairman of the Committee. The Board of Directors has determined that all members of the Audit Committee are independent and are financially literate as required by the NYSE listing standards, and that Mr. Mandl and Mr. Storrs are “audit committee financial experts,” as defined by SEC rules, and have accounting or related financial management expertise, as required by the NYSE’s listing requirements.

The Audit Committee has met and reviewed and discussed our audited financial statements for the fiscal year ended December 21, 2008 with the Company’s management, which has the primary responsibility for the Company’s financial statements, as well as with the Company’s independent registered public accounting firm, Ernst & Young LLP who are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board. The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or providing any professional certification with respect to the independent registered public accounting firm’s work product.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, “Communicating with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received and reviewed the written disclosures and the letter from E&Y required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young communications with the Audit Committee concerning independence. The Audit Committee also considered whether Ernst & Young’s non-audit services to the Company were compatible with the independence requirements and concluded their independence was not compromised by the provision of these services.

This report is submitted by Chairman Thomas Storrs, James Cameron and Alex Mandl.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advancement of Legal Expenses.  Pursuant to our Amended and Restated Certificate of Incorporation, indemnification agreements and certain contractual obligations, we are obligated to advance legal fees to our directors and officers under certain circumstances, subject to limitations of the Delaware General Corporation Law. As part of that obligation, we have advanced legal fees relating to the representation of Mr. Raymond in connection with various litigation matters pending against us related to possible antitrust violations in the domestic shipping business and shareholder litigation for alleged misstatements and omissions in connection with such possible antitrust violations, as described under “Item 3: Legal Proceedings” in our Form 10-K for the fiscal year ended December 21, 2008. During fiscal 2008, we advanced approximately $264,200 on behalf of Mr. Raymond.

Severance Agreement with Robert S. Zuckerman.  Mr. Zuckerman has entered into a severance agreement with Horizon Lines dated March 1, 2004. The agreement provides that if he is terminated by Horizon Lines without cause, as defined below, within twenty four (24) months following a Liquidity Event, as defined below, Horizon Lines will pay him his annual base salary for one year after the termination date, in accordance with its regular payroll practices, and provide him with the continuation of any medical benefits during the severance period, to run concurrently with coverage under the Consolidated Omnibus Budget Reconciliation Act (referred to as COBRA). During the 24-month period following the termination date, Mr. Zuckerman may not directly or indirectly engage in, have an equity interest in, or manage or operate any entity engaging in any containerized shipping business in the Jones Act trade which competes with (i) any business of Horizon Lines, Horizon Lines Holding, their related entities, or their subsidiaries, or (ii) any entity owned by Horizon Lines, Horizon Lines Holding, their related entities, or their subsidiaries, anywhere in the world. Mr. Zuckerman may, however, acquire a passive stock or equity interest in such a business provided that the stock or equity interest acquired is not more than five percent (5%) of the outstanding interest in the business. During this period, he may not recruit or otherwise solicit any employee, customer, subscriber or supplier of Horizon Lines to change its relationship with Horizon Lines or to establish any relationship with him for any competitive purpose. Upon termination of his employment for any reason, Mr. Zuckerman is required not to disclose or disseminate any important, material and confidential proprietary information or trade secrets of the businesses of Horizon Lines.

A “Liquidity Event” is defined as the first occurrence after March 1, 2004 of any of the following: consummation of the sale, transfer or other disposition of the equity securities of Horizon Lines held by its indirect stockholder, Horizon Lines Holding, in exchange for cash such that immediately following such transaction (or transactions), (i) any entity and/or its affiliates, other than Horizon Lines Holding, acquires more than 50% of the outstanding voting securities of Horizon Lines or (ii) Horizon Lines Holding ceases to hold at least 30% of the outstanding voting securities of Horizon Lines and any entity and its affiliates hold more voting securities of Horizon Lines than Horizon Lines Holding.

In general, Horizon Lines will have “Cause” to terminate Mr. Zuckerman’s employment upon the occurrence of any of the following: (i) the determination by the board of directors of Horizon Lines that he failed to substantially perform his duties or comply in any material respect with any reasonable directive of such board, (ii) his conviction, plea of no contest, or plea of nolo contendere of any crime involving moral turpitude, (iii) his use of illegal drugs while performing his duties, or (iv) his commission of any act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against Horizon Lines.

Employment of Samuel T. Raymond.  Samuel T. Raymond, a son of Charles G. Raymond who is the chief executive officer of the Company, was employed by the Company in fiscal year 2008 and received total compensation of approximately $132,000, which included base salary, fair market value of equity awards, the Company’s matching contributions to the section 401(k) savings plan and health flexible spending account contributions, and the Company paid portion of health and welfare benefits.

We have adopted the Horizon Lines Code of Business Conduct and Ethics, which specifically addresses conflicts of interest. See “Corporate Governance Guidelines and Code of Ethics”.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of the three independent directors listed above under “Corporate Governance — Committees of the Board of Directors and Meetings” and none of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board of Directors.

PROPOSAL 2: APPROVAL OF THE HORIZON LINES, INC. 2009 INCENTIVE
COMPENSATION PLAN

Our Board has approved the adoption of the Horizon Lines, Inc. 2009 Incentive Compensation Plan (the “2009 Plan”) and directed that it be submitted to our stockholders for approval. The principal features of the 2009 Plan are summarized below. The complete text of the 2009 Plan is attached as Appendix A. This summary is not intended to be a complete description of the 2009 Plan and is qualified in its entirety by the actual text of the 2009 Plan, as attached to this proxy statement.

The 2009 Plan is intended to promote our long-term stability and financial success by attracting and retaining key employees and other service providers, rewarding our key employees for the achievement of performance goals that may be attached to their incentives, and aligning the interests of our key employees with those of our stockholders. The 2009 Plan is also intended to allow for awards of compensation to our non-employee directors. The 2009 Plan will become effective immediately upon your approval.

A primary reason for adopting the 2009 Plan is to reserve 1,000,000 shares of our common stock for future awards. The shares are necessary to support our compensation policy of making annual awards of stock-based compensation to focus key employees on our performance over time, provide them with incentives for future performance and link their interests to yours.

The Horizon Lines, Inc. Amended and Restated Equity Incentive Plan (the “Prior Plan”) will be replaced by the 2009 Plan upon your approval of the 2009 Plan. No awards will be granted under the Prior Plan after the 2009 Plan is approved, although outstanding awards previously granted under the Prior Plan will continue in effect in accordance with the terms and conditions of the Prior Plan.

Our Board recommends a vote FOR the 2009 Plan.

Eligibility and Administration

All present and future employees and other service providers of the Company and its related companies are eligible to receive incentive awards under the 2009 Plan. An employee or other service provider who receives an award becomes a participant in the 2009 Plan. Also, all present and future non-employee directors of the Company are eligible to receive director awards under the 2009 Plan. We estimate that we have approximately 2100 employees (5 of whom are executive officers), approximately 75 service providers other than employees, and 8 non-employee directors who may be eligible for awards under the 2009 Plan.

Unless otherwise determined by our Board, the Compensation Committee (the “Committee”) will administer the 2009 Plan with respect to awards for employees and other service providers. The Committee has the power and complete discretion to select employees and service providers to receive incentive awards and to determine for each employee or service provider the nature of the incentive award and the terms and conditions of each incentive award. Our Board has these same powers and responsibilities with respect to awards for our non-employee directors.

The 2009 Plan is intended to comply with the provisions of SEC Rule 16b-3 and allows for awards that are intended to meet the requirements for performance-based compensation under Internal Revenue Code Section 162(m). Awards under the 2009 Plan that constitute nonqualified deferred compensation are intended to meet the requirements of Internal Revenue Code Section 409A, as discussed below in the section entitled “Federal Income Tax Consequences.”

Types of Awards that may be Granted Under the 2009 Plan

The 2009 Plan authorizes a variety of types of equity-based and cash-based awards to provide flexibility in our compensation program.

Employees and other service providers may receive the following types of incentive awards under the 2009 Plan: performance grants, performance shares, restricted stock awards, restricted stock units, performance share units, incentive stock options, nonstatutory stock options and stock appreciation rights under the 2009 Plan.

Non-employee directors may receive the following types of director awards under the 2009 Plan: restricted stock awards, vested shares, restricted stock units, performance share units, nonstatutory options and stock appreciation rights.

Amount of Stock Available for Awards

One million shares of our common stock have been reserved for issuance under the 2009 Plan. No more than 500,000 shares may be allocated to the incentive awards granted to a participant during any single fiscal year of the Company. The maximum cash payment that can be made to a participant during any single fiscal year of the Company under an incentive award granted under the 2009 Plan is $5,000,000. Shares of our common stock allocable to options, restricted stock or other awards or any portions thereof previously granted under the Prior Plan that expire, are forfeited, or otherwise terminate unexercised will be added to the shares reserved for issuance under the 2009 Plan and may be used for new awards under the 2009 Plan. However, no new grants of incentive awards may be made under the Prior Plan after the 2009 Plan is approved by the stockholders.

If an award under the 2009 Plan is cancelled, terminates or lapses unexercised, any unissued shares allocable to that award may be used for a new award under the 2009 Plan. Shares exchanged in payment of an option exercise price or retained to satisfy applicable withholding taxes may not be subjected to new awards and the cash proceeds from option exercises may not be used to purchase open-market shares for reuse under the 2009 Plan. The number of shares that may be issued under the 2009 Plan will be proportionately adjusted in the event of a recapitalization event like a stock dividend, stock split or other similar event affecting our common stock. The 2009 Plan prohibits option repricing without stockholder approval, except in connection with a recapitalization event.

Our common stock is traded on the New York Stock Exchange under the symbol “HRZ” On April 1, 2009, the closing price per share was $3.30.

Performance Grants

Performance grants are rights to receive cash or shares of our common stock subject to the achievement of pre-established performance goals. Performance grants are specifically designed to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m) (“Code Section 162(m)”).

Performance goals for performance grants are required to use objective and quantifiable performance criteria. The 2009 Plan permits the use of a wide variety of performance measures to provide flexibility in the design of our executive compensation program while preserving the deductibility of awards under Code Section 162(m). The permissible performance measures are:

•	market value of the Company’s common stock

•	pre-tax profits

•	unit production costs

•	asset growth

•	pre-tax earnings

•	debt to equity ratio

•	earnings per share

•	revenues

•	operating income

•	operating costs and efficiencies

•	operating cash flow

•	net income, before or after taxes

•	net income before income taxes

•	incentive payments and accounting for minority interest

•	return on total capital, equity, revenue or assets

•	market share

•	unit production and sales volume

•	debt reduction

•	profitability of an identifiable business unit or product

•	levels of expense, cost or liability by category, operating unit or any other delineation

•	earnings before interest, taxes, depreciation, rent and amortization expenses

•	earnings before interest, taxes, depreciation and amortization

•	any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital

•	net earnings

•	profit margin

•	operating margin

•	operating income

•	net worth

•	cash flow

•	cash flow per share

•	total stockholder return

•	revenues

•	revenue growth

•	capital expenditures

•	improvements in capital structure

•	industry indices

•	expenses and expense ratio management

•	earnings before interest and taxes

Performance criteria may be measured with respect to our performance as a company or the performance of any of our related companies, subsidiaries, divisions, or business units, or any individual, on an operating or GAAP basis where applicable (or based on such other standards as may replace or succeed GAAP), including or excluding nonrecurring or extraordinary items where applicable, or relative to a defined peer group of companies or an index.

The Committee will set target and maximum amounts payable under the performance grant. Performance grants must be made prior to the ninetieth day of the period for which the performance grant relates or, if less, before the completion of 25 percent of the period. The Committee may not increase the amounts payable upon achievement of the performance goals after the start of a performance period, but may reduce or eliminate the payments.

A performance grant is paid only upon certification by the Committee that the performance goals with respect to the award are met. The Committee may provide that a performance grant may be paid at the target level prior to the attainment of performance goals only in the event of a service provider’s death, disability or a change in control. Payments under a performance grant can be in cash, shares of our common stock, or a fixed combination of both. The Committee may provide for the deferral of payments under a performance grant. Any deferral will be subject to the terms established by the Committee and comply with applicable law.

Performance Shares

Performance shares are shares of our common stock that will be issued if performance goals established by the Committee are attained.

Performance share awards may be designed to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m), in which case the awards will generally be subject to the same requirements that apply to performance grants. Otherwise performance goals and other terms and conditions of the awards may be set by the Committee in its discretion.

A performance share award is paid only upon certification by the Committee that the performance goals with respect to the award are met. The Committee may provide that a performance share award may be paid at the target level prior to the attainment of performance goals only in the event of the service provider’s death, disability or change in control. All or a portion of performance share awards may be settled in cash instead of shares of company stock. The value of any portion of a performance share award that is settled in cash will be determined based on the fair market value as of the date of payment of the shares of company stock otherwise payable under the award.

The Committee may permit recipients of performance share awards to defer payment of their awards, subject to such terms established by the Committee and compliance with applicable law.

Restricted Stock and Vested Share Awards

Restricted stock awards are shares of our common stock issued subject to service-based and/or performance-based restrictions on transferability. The Committee (or, in the case of awards to non-management directors, our Board) determines the restrictions as well as the conditions under which the restrictions may lapse. Restriction periods generally must be no less than three years in length and the participant will generally forfeit the shares if he or she separates from service before the end of the period or if the applicable performance goals are not satisfied. However, the Committee (or, in the case of awards to non-management directors, our Board) may, in its discretion, provide for accelerated removal of the restrictions upon such events as the participant’s disability, death, termination of employment or the occurrence of a change in control.

Holders of restricted stock have all the rights of stockholders during the restricted period, including the right to vote the shares and receive and dividends thereon. Cash dividends will generally be paid to the restricted stock holder at the time the dividend is otherwise paid to our stockholders of record, while stock dividends will generally be credited to the restricted stock holder as additional shares of restricted stock, subject to the same restrictions on transferability as the shares with respect to which the dividends were paid.

Non-management directors may also receive vested share awards. Vested share awards are shares of our common stock issued without any restrictions on transferability, other than restrictions necessary to comply with applicable securities laws.

Restricted Stock Units and Performance Share Units

Restricted stock units and performance share units are rights to receive shares of our common stock (or cash in lieu of the shares) subject to service- and/or performance-based vesting conditions. Restricted stock units and performance share units are similar to restricted stock except that shares of our common stock are not issued (or cash in lieu of the shares is not paid) until on or after the time when the vesting conditions are satisfied, as determined by the Committee or, with respect to director awards, our Board. Restricted stock units and performance share units may be settled in shares of our common stock, in cash, or in a combination of both, or the Committee (or, with respect to non-management director awards, our Board) may reserve the right to determine the method of settlement at the time the award is settled.

The Committee may, in its discretion, provide that a recipient of a restricted stock unit or performance share unit award receive dividend equivalents on outstanding units. Dividend equivalents maybe paid in cash, credited as additional units or a in a combination of both, or the Committee (or, with respect to non-management director awards, our Board) may reserve the right to determine the method of settlement at the time the award is settled. Cash dividend equivalents will generally be paid to the participant at the same time the cash dividends are otherwise paid to our stockholders of record, while stock dividend equivalents will generally be credited to the participant as additional units, subject to the same vesting and other terms and conditions as the units with respect to which the dividend equivalents were paid.

Stock Options and Stock Appreciation Rights

The 2009 Plan authorizes grants of incentive stock options or nonstatutory stock options. Incentive stock options are designed to qualify for favorable tax treatment under Internal Revenue Code Section 422, while nonstatutory stock options are not. The exercise price of either type of option may not be less than 100 percent of the fair market value per share of our common stock covered by the option on the date the option is granted. Fair market value is the closing price per share of our common stock as reported by the New York Stock Exchange on the date on which the value of our common stock must be determined (or if the date is not a trading day, on the most recent prior trading day).

Options may be exercised at the times specified by the Committee. The maximum term of any option is ten years from the date of grant. Incentive stock options may not be exercised after the first to occur of (i) ten years from the date of grant, (ii) three months from the participant’s termination of employment for reasons other than death or disability, or (iii) one year from the participant’s termination of employment due to death or disability.

The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 2009 Plan or any other similar plan we maintain is limited to $100,000 for each participant. A participant may pay the purchase price of an option in cash, or, if the participant’s incentive award and applicable law so permits, by having us withhold shares sufficient to pay the exercise price, by delivering shares owned by the participant, or by exercising in a broker-assisted transaction.

Absent specific written authorization by the Committee, options may not be repriced except in connection with a recapitalization event and otherwise generally may not be materially modified after the date of grant or extended or renewed beyond their original terms. The Committee may suspend the right to exercise an option any time it determines that the issuance of our common stock would violate any securities or other laws and may provide that the exercise period is tolled during any period of suspension.

Stock appreciation rights are similar to nonstatutory options except that, rather than paying an exercise price to exercise the stock appreciation rights, the excess of the fair market value of our common stock covered by the stock appreciation right on the date of settlement over the fair market value of our common stock on the date of grant is distributed to the participant. Stock appreciation rights may be settled in cash or in shares of our common stock or a combination of both, or the Committee (or, with respect to non-management director awards, our Board) may reserve the right to determine the method of settlement at the time of settlement.

Stock appreciation rights may be granted in tandem with nonstatutory options. When the participant exercises either the option or the stock appreciation right, the other part of the tandem award is cancelled without payment.

Transferability of Awards

Participants’ interests in performance grants, bonus awards, performance shares, restricted stock units, performance share units and stock appreciation rights are not transferable prior to payment, settlement or exercise of the awards, as the case may be. Restricted stock is not transferable until the restrictions have lapsed or been removed. Nonstatutory stock options are transferable only to the extent provided by the Committee (or, with respect to non-management director awards, our Board) in the award agreement and permitted by applicable securities laws. Incentive stock options are not transferable except by will or the laws of descent and distribution.

Amendment of the 2009 Plan and Awards

Our Board may amend the 2009 Plan from time to time as it deems advisable and may terminate the 2009 Plan at any time. Amendments to increase the total number of shares of our common stock reserved under the 2009 Plan, or that otherwise constitute material changes to the 2009 Plan under applicable tax or securities laws or the listing standards of the New York Stock Exchange, require stockholder approval. Our Board must obtain the consent of a participant to an amendment that adversely affects a participant’s rights under an outstanding award. However, our Board may unilaterally amend the 2009 Plan and awards with respect to participants to ensure compliance with applicable laws and regulations.

Federal Income Tax Consequences

Generally, a participant in the 2009 Plan will not incur federal income tax when he or she initially receives a performance grant, performance share, restricted stock unit, performance share unit, incentive stock option, nonstatutory stock option or stock appreciation right. A participant generally will not incur federal income tax when he or she is awarded a share of restricted stock unless the participant makes a valid election under Internal Revenue Code Section 83(b) with respect to the award.

If a service provider makes a valid election under Internal Revenue Code Section 83(b) with respect to an award of restricted stock, the participant generally will recognize ordinary income equal to the fair market value of the stock subject to the award on the date of grant. The amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding. The participant generally will not recognize any additional income at the time the restrictions lapse. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

If the participant does not make a valid election under Internal Revenue Code Section 83(b), the participant generally will recognize compensation income with respect to the restricted stock equal to the fair market value of the stock subject to the award at the time or times the restrictions lapse. The amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

A participant who is awarded one or more restricted stock units and/or performance awards will not recognize income, and the Company will not be allowed a deduction, at the time the award is made. When the participant receives payment for such awards in cash or shares of common stock, the amount of the cash and the fair market value of the shares of common stock received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company. The Company will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid.

Upon exercise of a nonstatutory stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the stock acquired on the date of the exercise and the exercise price. Generally, the amounts will be included in the participant’s gross income in the taxable year in which exercise occurs. The purchase price paid by the participant plus the amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the alternative minimum tax. The purchase price paid by the participant will become the participant’s basis in the shares. If the participant holds the stock purchased upon exercise of an incentive stock option until the later of two years after the option was awarded to the participant or one year after the stock was issued to the participant, then any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be capital gain or loss. If the participant sells or exchanges the stock prior to expiration of the holding period, the participant generally will recognize ordinary income at the time of the sale or exchange equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) over the exercise price. This income will become the participant’s new basis in the shares. Any additional profit or loss relative to this basis will be treated as a capital gain or a capital loss.

If the grant agreement so provides, a participant may pay the exercise price of a nonstatutory stock option or an incentive stock option by delivery of shares of our common stock. Usually when a participant delivers shares of our common stock in satisfaction of all or any part of the exercise price, no taxable gain is recognized on any appreciation in the value of the delivered shares, unless the shares were previously acquired upon the exercise of an incentive stock option and the applicable holding period with respect to the shares has not expired. In that case, the participant will recognize ordinary income with respect to the delivered shares in accordance with the principles described above. Special rules apply to determine the basis of shares of our common stock purchased upon the exercise of an option by the delivery of previously owned shares.

A vested share award will generally be treated as ordinary income to the participant at the time of the award. Payment under a performance grant, bonus award, performance share award, restricted stock unit award, performance share unit award or upon settlement of a stock appreciation right will also generally be treated as ordinary income to the participant at the time of payment or settlement of the award. If payment or settlement is made in shares of our common stock, the amount includible in income will be equal to the fair market value of the shares on the date of payment. The amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

Assuming that a participant’s compensation is otherwise reasonable and that the statutory limitations on compensation deductions (including the limitations under Internal Revenue Code Sections 162(m) and 280G) do not apply, we usually will be entitled to a business expense deduction when and for the amount which a participant recognizes ordinary compensation income in connection with an incentive award, as described above. We generally do not receive a deduction in connection with the exercise of an incentive stock option, unless the participant disposes of the stock purchased on exercise in violation of the holding period requirements.

The discussion above is subject to the general federal tax doctrines of constructive receipt and economic benefit and to the applicable provisions of Internal Revenue Code Section 409A. If at any time a participant is in constructive receipt of an incentive award or receives the economic benefit of the award, the participant may incur federal tax liabilities with respect to the award earlier than the times and in a character other than the characters described above.

In addition, if at any time the 2009 Plan, any incentive award under the 2009 Plan, or any arrangement required to be aggregated with the 2009 Plan or any incentive award under the 2009 Plan fails to comply with the applicable requirements of Internal Revenue Code Section 409A, all amounts (including earnings) deferred under the 2009 Plan or the award for the taxable year and all preceding taxable years by any participant with respect to whom the failure relates are includible in that participant’s gross income for the taxable year, to the extent the amounts are not subject to a substantial risk of forfeiture and have not previously been included in the participant’s gross income. These amounts are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and to interest equal to the underpayment rate specified by the Internal Revenue Service plus one percentage point, imposed on the underpayments that would have occurred had the compensation been included in income for the taxable year when first deferred, or if later, when no longer subject to a substantial risk of forfeiture.

The above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under federal income tax laws.

Effective Date and Termination

The 2009 Plan was adopted by our Board on April 3, 2009 and will become effective on the date it is approved by our stockholders. All incentive awards made prior to the Company’s obtaining stockholder approval of the 2009 Plan will be made contingent upon stockholder approval of the plan. Unless sooner terminated by our Board, the 2009 Plan will terminate on the tenth anniversary of the date on which it was approved by our stockholders. No awards may be made under the 2009 Plan after its termination.

New Plan Benefits

The Compensation Committee is considering awarding a performance grant under the 2009 Plan to Mr. Raymond before the 2009 Annual Meeting. The performance grant would be contingent on approval of the 2009 Plan by our stockholders at the Annual Meeting. The terms of the performance grant, including the amount that may be payable under the grant, have not been determined at this time. However, it is anticipated that if such a performance grant is awarded to Mr. Raymond, the amount payable under the award would be conditioned on the Company attaining specified threshold levels of financial performance and on Mr. Raymond achieving certain strategic objectives over a pre-determined period of time, and that any payment under the award would be exempt from the deduction limitation of Internal Revenue Code Section 162(m). The Compensation Committee anticipates that it would consult with the Board before approving such an award.

Other than the performance grant to Mr. Raymond, it is not possible at this time to determine the benefits that will be received by executive officers, by other employees or by non-executive directors under the 2009 Plan if the plan is approved by our stockholders. Such benefits will depend on future actions of the Compensation Committee or the Board and on the fair market value of our common stock at various future dates and the extent to which performance goals set by the Compensation Committee are met, and on the individual performance of the particular executive officer.

Vote Required

Approval of the 2009 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock voting at the 2009 Annual Meeting.

Our Board recommends a vote FOR approval of the 2009 Plan.

PROPOSAL 3: APPROVAL OF THE HORIZON LINES, INC. 2009 EMPLOYEE
STOCK PURCHASE PLAN

Our Board has approved the adoption of the Horizon Lines, Inc. 2009 Employee Stock Purchase Plan (the “2009 ESPP”) and directed that it be submitted to our stockholders for approval. The principal features of the 2009 ESPP are summarized below. The complete text of the 2009 ESPP is attached as Appendix B. This summary is not intended to be a complete description of the 2009 ESPP and is qualified in its entirety by the actual text of the 2009 ESPP, as attached to this proxy statement.

The 2009 ESPP is intended to provide eligible employees of the Company and its subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of our common stock through payroll deductions. Purchases are made at a discount, as more fully described below. The 2009 ESPP will become effective on the date specified by the Compensation Committee, subject to your approval of the 2009 ESPP.

A primary reason for adopting the 2009 ESPP is to reserve an additional 600,000 shares of our common stock for future purchases by our employees. The additional shares are necessary to support our philosophy of encouraging our employees to acquire an ownership interest in the Company. We believe that stock ownership will better link our employees’ interests with those of our stockholders.

Our Board recommends a vote FOR the 2009 ESPP.

Eligibility and Administration

All present and future employees of the Company or its subsidiaries are eligible to receive options to purchase Company common stock under the 2009 ESPP. The Company may, in its sole discretion, exclude the following types of employees from participating in the 2009 ESPP:

•	Employees with less than 2 years of employment with the Company.

•	Employees who normally work 20 hours or less a week.

•	Employees who normally work 5 months or less a year.

•	Highly compensated employees whose compensation exceeds a specified amount, or who are officers of the Company or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934.

An eligible employee will become a participant in the 2009 ESPP by authorizing the Company to make payroll deductions prior to the commencement of a purchase period. Once authorized, an eligible employee will remain a participant in the 2009 ESPP until he or she withdraws from the plan or terminates his or her employment. We estimate that we have approximately 2100 employees who may be eligible to participate in the 2009 ESPP.

The 2009 ESPP is an “employee stock purchase plan” that is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the Code). The 2009 ESPP is not intended to be a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974.

The 2009 ESPP will be administered by the Compensation Committee (the Committee). The Committee has authority to interpret the 2009 ESPP and to make all other determinations necessary or advisable in administering it.

Amount of Stock Available for Purchase

If the 2009 ESPP is approved, 616,829 shares of our common stock will be available for purchase under the 2009 ESPP. This includes 16,829 shares which would have been available for purchase under the Horizon Lines, Inc. Employee Stock Purchase Plan (the “Prior ESPP”). No additional shares will be issued under the Prior ESPP if the 2009 ESPP is approved.

Our common stock is traded on the New York Stock Exchange under the symbol “HRZ”. On April 1, 2009, the closing price per share was $3.30.

Purchase Periods

Eligible employees may participate under the 2009 ESPP during any purchase period, subject to the share limitations discussed below. The 2009 ESPP contemplates four purchase periods per calendar year. Each purchase period will begin on the first day of the Company’s calendar quarter and end on the last day of the applicable calendar quarter. It is anticipated that the first purchase period of the 2009 ESPP will begin on July 1, 2009.

Purchases

Eligible employees may make purchases under the 2009 ESPP by authorizing the Company to make payroll deductions from their base salaries. In turn, a participating employee will be granted an option to purchase Company stock on the first day of the applicable purchase period. The option price for the option will be a percentage of the fair market value of the Company’s common stock as of the first day or last day of the purchase period, as determined by the Committee. In no event, however, may the percentage be less than 85% of the fair market value of the Company’s common stock on the applicable purchase date. Historically, the option price under the Prior Plan has been set at 95% of the fair market value of the Company’s common stock as of the first or last day of the purchase period, whichever is lower

Adjustments; Limitations on Share Purchases

In the event of any change in the common stock by reason of any stock dividend, recapitalization, combination or reclassification of the Company’s common stock effected without consideration, the number of shares covered by each unexercised option under the plan and the number of shares authorized for issuance under the 2009 ESPP, as well as the price per share of common stock covered by each option may be proportionally adjusted.

Participating employees may only authorize the Company to withhold a maximum of 15% of their base salary per purchase period for the purchase of shares under the 2009 ESPP. Moreover, employees may not purchase shares that would cause them to own five percent or more of the combined voting power or value of all classes of the Company’s stock. Additionally, employees may not purchase shares of Company common stock under the 2009 ESPP whose fair market value exceeds $25,000 during a calendar year.

Withdrawal from Purchase Periods

A participating employee may choose to withdraw from the 2009 ESPP at any time, including during a purchase period, by informing the Committee of his or her desire to cease participation. Upon a withdrawal from the plan, the employee will receive a payment of all unused payroll deductions credited to his or her plan account.

Additionally, an employee’s participation in the 2009 ESPP will end upon his or her termination of employment for any reason, including retirement, death or a failure to remain continuously employed by the Company or any of its subsidiaries for at least 20 hours per week. Employees who withdraw from the 2009 ESPP under these circumstances will be returned their unused payroll deductions.

A participant who withdraws from the 2009 ESPP will be able to re-enter the plan upon becoming eligible for participation and informing the plan administrator of his or her desire to have the Company re-commence making payroll deductions for the purchase of shares under the plan.

Dividends

Cash dividends for shares of the Company’s common stock that are held by employees who participate in the 2009 ESPP will either be distributed to such individuals directly or automatically invested in shares of the Company’s common stock, at the full fair market value, as determined by the Committee. Dividends that are invested in the Company’s common stock will be held in accounts under the plan.

Sales of Shares

Participants in the 2009 ESPP may generally sell shares they acquire through purchases made under the plan at any time. As discussed below in the section “Federal Income Tax Consequences,” the length of time an employee holds his or her shares after acquiring them through the plan may affect the tax treatment of such a sale.

Transferability of Shares

The 2009 ESPP does not permit participants to transfer or assign their payroll deductions nor their rights to purchase shares under the plan, except by will or the laws of inheritance following the participant’s death.

Amendment and Termination of the 2009 ESPP

The Committee may, at any time, amend, alter, suspend or discontinue the 2009 ESPP. However, such action may not impair the rights of any participant without his or her consent under a previously granted option to purchase shares.

Federal Income Tax Consequences

The 2009 ESPP is intended to be an “employee stock purchase plan” within the meaning of Code Section 423. Under Code Section 423, participants are not required to report taxable income either upon commencement of participation or when shares of common stock are purchased, even if the purchase price is less than the fair market value of the shares at the time of purchase. All contributions to the 2009 ESPP are made with after-tax dollars.

Participants are subject to tax upon their disposition of shares purchased under the 2009 ESPP. A disposition generally means any transfer of legal title, including a transfer by sale, exchange or gift, but does not include transfers made to a participant’s spouse so long as the participant remains a joint owner.

The tax consequences of a disposition of shares acquired under the 2009 ESPP will vary depending upon whether the disposition is a “qualified disposition” or a “disqualifying disposition.” A qualified disposition occurs if the disposition occurs more than two years after the date on which the participant received the option to purchase shares and more than one year after the purchase of the shares of common stock. A disqualifying disposition is any disposition that occurs before this holding period requirement is satisfied.

Qualifying dispositions will generally lead to less ordinary income and more capital gain (all of which will be long-term capital gain) for participants. The amount of ordinary income will equal the lesser of the participant’s actual gain or the purchase price discount. All additional gains on a sale that is a qualifying disposition will be treated as long-term capital gains. In the event a qualifying disposition results in a loss, the participant will not have any ordinary income and will have a long-term capital loss for the difference between the sales price and the purchase price.

Sales that are considered disqualifying dispositions will result in the participant recognizing ordinary income at the time of the sale or other disposition equal to the difference between the fair market value of the stock at the exercise date and the purchase price. This amount will be considered ordinary income in the year of the sale or disposition even if the participant does not recognize any gain when he or she sells the stock. Additionally, the difference between the sale price and the stock’s fair market value on the exercise date will be treated as a capital gain or loss, which will be long-term if the stock has been held for more than one year.

The estate of a participant who dies while holding shares of common stock purchased under the 2009 ESPP will recognize ordinary income in the year of the participant’s death in an amount equal to the excess of the value of the common stock when the option to purchase shares was granted over the purchase price, or, if less, the amount by which the fair market value of the common stock on the date of death exceeds the purchase price.

The Company is not entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of common stock acquired upon exercise of an option to purchase shares granted under the 2009 ESPP, provided that the participant holds the shares received upon the exercise of such option for the holding period discussed above. If the participant transfers the stock acquired upon the exercise of such option prior to the end of the holding period, the Company is generally entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of such transfer.

The rules governing employee stock ownership plans are highly technical, so that the above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under federal income tax laws.

New Plan Benefits

The benefits that will be received by or allocated to eligible employees under the 2009 ESPP in the future cannot be determined at this time because the decision to participate in the 2009 ESPP and the amount of contributions set aside to purchase shares of common stock under the 2009 ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant.

Vote Required

Approval of the 2009 ESPP requires the affirmative vote of the holders of a majority of the shares of our common stock voting at the 2009 Annual Meeting.

Our Board recommends a vote FOR approval of the 2009 ESPP.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with respect to securities issuable, or available for issuance, under our equity compensation plans as of December 21, 2008.

(c)
Number of
Securities
Remaining Available
for Future Issuance
	(a)		(b)	Under Equity
	Number of Securities		Weighted Average	Compensation Plans
	to be Issued Upon		Exercise Price of	(Excluding
	Exercise of		Outstanding	Securities
	Outstanding Options,		Options, Warrants	Reflected in Column
Plan Category	Warrants and Rights		and Rights	(a))

Equity compensation plans approved by security holders	—		—	—
Equity compensation plans not approved by security holders(1)	1,633,942	(2)	$15.77	996,346

Total	1,633,942	(2)	$15.77	996,346

(1)	Represents shares available for issuance pursuant to the Prior Plan and the Prior ESPP. Each of these plans were approved by the Company’s stockholders before its common stock became publicly traded.

(2)	Each stock option is exercisable for one share of common stock.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 20, 2009. Ernst & Young LLP has served as our independent registered public accounting firm since it was retained to perform the audit for our fiscal year ended December 24, 2000. While stockholder ratification of the Audit Committee’s decision to retain Ernst & Young LLP is not required by our Bylaws or otherwise, our Board has chosen to submit that selection to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and our stockholders.

Ernst & Young LLP has advised us that the firm is independent with respect to the Company and it subsidiaries. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to make statements and to respond to appropriate questions from our stockholders.

Independent Registered Public Accounting Firm’s Fees and Services

The following fees were paid to Ernst & Young LLP for services rendered in fiscal 2007 and fiscal 2008:

Fee Category	Fiscal 2008 Fees	Fiscal 2007 Fees

Audit Fees(1)	$1,350,000	$1,771,000
Audit Related Fees	19,000	19,000
Tax Fees	29,800	170,200
All Other Fees	—	—

Total	$1,398,800	$1,970,200

(1)	Includes audit of our annual financial statements, audit of internal control over financial reporting, review of our quarterly financial statements included in our Forms 10-Q and assistance with and review of SEC filings, including consents and comment letters. Audit fees for the fiscal year ended December 23, 2007 include $244,000 relating to the our offering of 4.25% convertible senior notes due 2012, and our tender offers relating to its subsidiaries’ 9% senior notes due 2012 and 11% senior discount notes due 2013.

Pre-Approval of Audit and Non-Audit Services

The charter of the Audit Committee provides that the Committee is responsible for the pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm. To the extent required by applicable law, the fees paid to Ernst and Young LLP in fiscal 2008 were pre-approved by the Audit Committee. The Audit Committee also is responsible for maintaining hiring policies for employees and former employees of the independent registered public accounting firm. We have not hired any employees or former employees of the independent registered public accounting firm engaged on our account for the last three years.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting, and entitled to vote in respect thereto is required to ratify the selection of Ernst & Young as the Company’s independent registered public accountants for fiscal 2009.

Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2009.

SUBMISSION OF STOCKHOLDER PROPOSALS

We currently expect to hold our 2010 Annual Meeting of Stockholders in June 2010. Any stockholder wishing to nominate a candidate for director or to propose any other business at the 2010 Annual Meeting must give us timely written notice. This notice must comply with applicable laws and our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our Corporate Secretary, Robert S. Zuckerman, at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. They are also available on our website at https://www.horizonlines.com. To be timely, notice shall be delivered to our Secretary before January 16, 2010 (the date that is 90 days before the anniversary of the date hereof), and no earlier than December 17, 2009 (the date that is 120 days before the first anniversary of the date hereof); provided, that, in the event the date of the 2010 Annual Meeting is more than 30 days before or after the anniversary date of the 2009 Annual Meeting, notice by the stockholder must be delivered no earlier than 120 days before the 2010 Annual Meeting and no later than the later of 90 days before the 2010 Annual Meeting or 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of announcement or postponement of an Annual Meeting of Stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. All proposals for our 2010 Annual Meeting must be addressed to our Corporate Secretary, Mr. Zuckerman.

Submitting a stockholder proposal does not guarantee that we will include the proposal in our next Proxy Statement. The Board reviews all stockholder proposals and determines whether further action is required.

APPENDIX A

HORIZON LINES, INC.
2009 INCENTIVE COMPENSATION PLAN

1. Purpose.  This Horizon Lines, Inc. 2009 Incentive Compensation Plan (the “Plan”) is designed to support the overall compensation philosophy and objectives of Horizon Lines, Inc. (the “Company”) to attract, retain, motivate and appropriately reward talented employee and other service providers who can contribute significantly to the Company’s financial growth and success and build long-term value for the Company’s stockholders. The Plan seeks to further these objectives through the use of equity-based and cash incentives that provide value to employees and other service providers in proportion to the Company’s overall performance or the achievement of key business goals, that align the interests of the employees and other service providers with those of the Company’s stockholders and that encourage employees to remain with the Company and maximize its future performance. The Plan is also intended to allow for grants of stock incentives to compensate non-employee members of the Company’s Board of Directors.

The Plan replaces and supersedes the Horizon Lines, Inc. Amended and Restated Equity Incentive Plan, effective as of September 20, 2005 (the “Prior Plan”). Upon approval of the Plan by the Company’s stockholders, no additional awards shall be made under the Prior Plan, although outstanding awards previously made under the Prior Plan shall continue to be governed by the terms of the Prior Plan. Shares that are subject to outstanding awards under the Prior Plan that expire, are forfeited or otherwise terminate unexercised may be subjected to new awards under the Plan as provided in Section 4.

2. Definitions.  As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Affected Corporation” means, with respect to a Participant, (i) the corporation for whom the Participant is performing services at the time of a Change of Control event, (ii) the corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable), within the meaning of Section 1.409A-3(i)(5)(ii)(2) of the Treasury Regulations; or (iii) a corporation owning more than 50 percent of the total fair market value and total voting power of a corporation described in subsections (i) or (ii) above, or any corporation in a chain of corporations in which each corporation owns more than 50 percent of the total fair market value and total voting power of another corporation in the chain, ending in a corporation described in subsections (i) or (ii) above.

(c) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with any Performance Grant, award of Performance Shares, any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock, any vesting of Restricted Stock Units or Performance Share Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(d) “Award” means any Incentive Award or Director Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means the date on which the Affected Corporation experiences a change in ownership (as described in subsection (i)), a change in effective control (as described in subsection (ii)), or a change in the ownership of a substantial portion of its assets (as described in subsection (iii)):

(i) where any person or more than one person acting as a group acquires beneficial ownership of stock of the Affected Corporation that, together with the Affected Corporation stock already held by such person or group, represents more than 50 percent of the total fair market value or total voting power of the Affected Corporation stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the Affected Corporation stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Affected Corporation for purposes of this subsection (i) or to cause a change in effective control of the Affected Corporation for purposes of subsection (ii);

(ii) where (1) any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Affected Corporation stock possessing 30 percent or more of the total voting power of the Affected Corporation stock; or (2) a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Affected Corporation for purposes of this subsection (ii), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control for purposes of this subsection (ii) or to cause a change in ownership of the Affected Corporation for purposes of subsection (i); or

(iii) where any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or group) assets from the Affected Corporation having a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of the Affected Corporation immediately prior to such acquisition or acquisitions; provided that a transfer of assets by an Affected Corporation is not treated as a change in the ownership of such assets if the assets are transferred to (I) a stockholder of the Affected Corporation immediately before the asset transfer in exchange for or with respect to Affected Corporation stock; (II) an entity, 50 percent or more of the total fair market value or total voting power of which is owned, directly or indirectly, by the Affected Corporation; (III) a person or more than one person acting as a group that owns, directly or indirectly, 50 percent or more of the total fair market value or total voting power of all outstanding Affected Corporation stock; or (IV) an entity, at least 50 percent of the total fair market value or total voting power of which is owned, directly or indirectly, by a person described in (III) above. Except as otherwise provided in this subsection (iii), a person’s status is determined immediately after the transfer of the assets. For purposes of this subsection (iii), “gross fair market value” means the value of the assets of the Affected Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), the term “group” shall have the meaning provided in Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions), as applicable. The term “beneficial ownership” shall have the meaning provided in Section 1.409A-3(i)(5)(v)(iii) of the Treasury Regulations (or any successor provision). Notwithstanding anything in this Section 2(f) to the contrary, unless otherwise provided in the Grant Agreement with respect to a particular Award, an event which does not constitute a change in the ownership, a change in the effective control, or a change in the ownership of a substantial portion of the assets of the Affected Corporation, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not constitute a Change of Control for purposes of this Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Consultant” means a Service Provider who is not an Employee or Outside Director.

(i) “Committee” means the Compensation Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation Committee does not qualify as (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(j) “Company” means Horizon Lines, Inc.

(k) “Company Stock” means the common stock of the Company, par value $.01 per share. In the event of a change in the capital structure of the Company (as provided in Section 16), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan. Shares of Company Stock may be issued under this Plan without cash consideration.

(l) “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee (or, with respect to a Director Award, the Board) grants the award; (ii) with respect to a Nonstatutory Option or Stock Appreciation Right, the date on which the Committee (or, with respect to a Director Award, the Board) completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; or (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option. With respect to any Award, the Committee (and, with respect to any Director Award, the Board) may specify a future date on which the grant is to be granted or become effective.

(m) “Director Award” means any Nonstatutory Option, Stock Appreciation Right, share of Restricted Stock, Vested Share, Restricted Stock Unit or Performance Share Unit awarded to an Outside Director under the Plan.

(n) “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Awards, Disability (or variations thereof) means, unless otherwise provided in the Grant Agreement with respect to the award, a Disability within the meaning of Code section 409A(a)(2)(C) and Section 1.409A-3(i)(4) of the Treasury Regulations (or any successor provision). The Committee (or, with respect to a Director Award, the Board) shall determine whether a Disability exists and the determination shall be conclusive.

(o) “Effective Date” means the date described in Section 13 of the Plan.

(p) “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(q) “Employer” means the Company or Related Company with respect to which an Employee provides services.

(r) “Fair Market Value” means the closing price per share of Company Stock on the exchange on which the Company Stock has the highest trading volume on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or, if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

(s) ‘‘Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Award.

(t) ‘‘Incentive Award” means any Performance Grant, Performance Share, Option, Stock Appreciation Right, share of Restricted Stock, Vested Share, Restricted Stock Unit or Performance Share Unit awarded to a Service Provider under the Plan.

(u) ‘‘Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(v) ‘‘Non-Option Award” means an Award other than an Option or Stock Appreciation Right.

(w) ‘‘Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(x) ‘‘Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan granted under Section 10.

(y) ‘‘Outside Director” means a member of the Board who is not an Employee and who meets any other qualifications that may be established by the Board to be treated as an Outside Director under the Plan.

(z) ‘‘Participant” means any Service Provider or Outside Director who receives an Award under the Plan.

(aa) ‘‘Performance Criteria” means the performance of the Company, any Related Company, any subsidiary, division, business unit thereof, or any individual using one or more of the following measures, either on an operating or GAAP basis where applicable (or on the basis of such other standards as may replace or succeed GAAP), including or excluding nonrecurring or extraordinary items where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies or an index: market value of the Company’s Common Stock; pre-tax profits; unit production costs; asset growth; pre-tax earnings; debt to equity ratio; earnings per share; revenues; operating income; operating costs and efficiencies; operating cash flow; net income, before or after taxes; net income before income taxes, incentive payments and accounting for minority interest; return on total capital, equity, revenue or assets; market share; unit production and sales volume; earnings before interest, taxes, depreciation, rent and amortization expenses; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; net earnings; profit margin; operating margin; operating income; net worth; cash flow; cash flow per share; total stockholder return; revenues; capital expenditures; improvements in capital structure; industry indices; expenses and expense ratio management; debt reduction; profitability of an identifiable business unit or product; or levels of expense, cost or liability by category, operating unit or any other delineation.

(bb) ‘‘Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria.

(cc) ‘‘Performance Grant” means a right to receive cash or Company Stock subject to the attainment of Performance Goals as set forth under Section 6.

(dd) ‘‘Performance Share” means a right to receive a share of Company Stock subject to the satisfaction of performance conditions as set forth in Section 7.

(ee) ‘‘Performance Share Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to grant and vesting conditions as set forth in Section 9.

(ff) ‘‘Plan” means this Horizon Lines, Inc. 2009 Incentive Compensation Plan, as it may be amended from time to time.

(gg) ‘‘Plan Year” means the calendar year.

(hh) ‘‘Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(ii) ‘‘Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price (or, with respect to the Stock Appreciation Right, the Fair Market Value of the Company Stock covered by the Stock Appreciation Right on the Date of Grant) exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Award, unless the cancellation and exchange occurs in connection with a Corporate Event (as defined in Section 16(b) below).

(jj) ‘‘Restricted Stock” means Company Stock awarded upon the terms and subject to restrictions as set forth in Section 8.

(kk) ‘‘Restricted Stock Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to vesting conditions as set forth in Section 9.

(ll) ‘‘Retirement” means, unless otherwise provided in the Grant Agreement for a particular Award, a Participant’s termination of employment or other separation from service on or after age 65.

(mm) ‘‘Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as amended from time to time.

(nn) ‘‘Service Provider” means an Employee, Consultant or other natural person employed by or providing bona fide services to the Company or a Related Company, excluding any Outside Director.

(oo) ‘‘Stock Appreciation Right” means a right to receive Company Stock or cash granted under Section 11.

(pp) ‘‘Tandem Right” means a kind of Stock Appreciation Right granted in connection with a Nonstatutory Stock Option as described in Section 11.

(qq) ‘‘Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(rr) ‘‘Ten Percent Stockholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(ss) ‘‘Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations. Any references made in the Plan to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

(tt) ‘‘Vested Share” means a share of Company Stock awarded upon the terms set forth in Section 12.

3. General.  The following types of Awards may be granted under the Plan: Performance Grants, Performance Shares, shares of Restricted Stock, Vested Shares, Restricted Stock Units, Performance Share Units, Options, or Stock Appreciation Rights. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Reserve.  Subject to Section 16 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 1,000,000 shares of Company Stock, which shall be authorized but unissued shares. Any shares subject to an award under the Prior Plan that is outstanding as of the date on which the Plan was approved by the Board and which expires, is forfeited or otherwise terminates unexercised, shall be added to the shares reserved for issuance under the Plan.

(b) Share Use.  Shares allocable to Awards or portions thereof granted under the Plan or to incentive awards granted under the Prior Plan that expire, are forfeited, or that terminate unexercised may be subjected to a new Award under the Plan. Any shares of Company Stock tendered or exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option and any shares retained or withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award shall not be available for issuance, subjected to new Awards or otherwise used to increase the share reserve under the Plan. The cash proceeds from Option exercises shall not be used to repurchase shares on the open market for reuse under the Plan.

(c) Prior Plan.  Upon approval of the Plan by the Company’s stockholders, no additional grants of incentive awards shall be made under the Prior Plan.

(d) Plan Limits.  All of the shares of Company Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than 500,000 shares may be allocated to Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year. The aggregate maximum cash amount payable under the Plan to any Participant in any single Taxable Year shall not exceed $5,000,000.

5. Eligibility.

(a) Incentive Awards.  All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 17, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

(b) Director Awards.  All present and future Outside Directors shall be eligible to receive Director Awards under the Plan. The Board shall have the power and complete discretion to select eligible Outside Directors to receive Director Awards and to determine for each Outside Director the nature of the award and the terms and conditions of each Director Award.

(c) No Contract of Employment or Services.  The grant of an Award shall not obligate the Company or any Related Company to pay any Service Provider or Outside Director any particular amount of remuneration, to continue the employment or services of the Service Provider or Outside Director after the grant or to make further grants to the Service Provider or Outside Director at any time thereafter.

(d) Foreign Awards.  When granting Awards to Service Providers or Outside Directors who are not United States residents, the Committee (or with respect to Director Awards, the Board) shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries with laws that may apply to the grant of the Award or the issuance of Company Stock pursuant to the Award. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides.

6. Performance Grants.

(a) The Committee may make Performance Grants to eligible Service Providers. Each Performance Grant shall include the Performance Goals for the award, the Performance Criteria with respect to which such goals are to be measured, the target and maximum amounts payable under the award, the period over which the award is to be earned, and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual or long-term bonus plan or other similar document. In the event of any conflict between such document and the Plan, the terms of the Plan shall control. Performance Grants shall be granted and administered in such a way as to qualify as “performance-based compensation” for purposes of Code section 162(m).

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining

Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Taxable Year to Taxable Year. The Committee may increase, but not decrease, the minimum and target levels (but not increase the amount payable) with respect to any Performance Goal after the start of a Performance Period.

(c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal or Goals with respect to each Performance Criterion. Any Performance Grant shall be made not later than the earlier of (i) 90 days after the start of the period for which the Performance Grant relates and (ii) the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Taxable Year the amount of cash or Company Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments unless otherwise provided in a Performance Grant. The Committee may provide for a Performance Grant to be payable at the target level (or other level as determined by the Committee in its discretion) prior to the attainment of a Performance Goal or Goals solely upon the Participant’s death, Disability, or the occurrence of a Change of Control.

(d) The actual payments to a Participant under a Performance Grant will be calculated by measuring the achievement of the Performance Goals with respect to the Performance Criteria as established in the Performance Grant. All calculations of actual payments shall be made by the Committee and the Committee shall certify in minutes of a meeting or other writing the extent, if any, to which the Performance Goals have been met.

(e) Performance Grants may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided by the Committee at the time of grant, or the Committee may reserve the right to determine the manner of payment at the time the Performance Grant becomes payable. The Committee may provide in the Grant Agreement that the Participant may make an election to defer the payment under a Performance Grant subject to such terms as the Committee may determine in accordance with Code section 409A.

(f) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Performance Grant and all requirements with respect to the issuance of such shares have been satisfied.

(g) A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(h) Whenever payments under a Performance Grant are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving a Performance Grant payable in Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

7. Performance Shares.

(a) The Committee may grant Performance Shares to eligible Service Providers. Whenever the Committee grants Performance Shares, notice shall be given to the Service Provider stating the number of Performance Shares granted and the terms and conditions to which the grant of Performance Shares is subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant. Performance Shares may or may not be intended to qualify as “performance-based compensation” for purposes of Code section 162(m). If intended to so qualify, the award shall be governed by the provisions of Section 6.

(b) The Committee shall establish the performance goals to which each award of Performance Shares shall be subject. The performance goals need not be objective and may be based on any performance conditions selected by the Committee in its discretion. The performance period with respect to an award shall not be less than twelve consecutive months in length and the performance goals with respect to such award may be established at any time after the start of such period in the Committee’s discretion. The Committee may vary the performance and other terms and conditions from Participant to Participant, grant to grant and Taxable Year to Taxable Year. The Committee may increase or decrease the minimum, target or maximum levels with respect to any performance goal after the start of a performance period in its discretion.

(c) The Committee shall establish for each award the number of shares of Company Stock payable at specified levels of performance. All determinations regarding the achievement of any performance goals will be made by the Committee. The actual number of shares to be paid to a Participant under an award will be calculated by measuring the achievement of the performance goal(s) with respect to the performance criteria as established by the Committee. All calculations of actual payments shall be made by the Committee whose decision shall be final and binding on all parties.

(d) The Committee may reserve the right in a Grant Agreement to settle all or portion of an award of Performance Shares in cash instead of shares of Company Stock, with the cash portion to be determined based on the Fair Market Value as of the date of payment of the shares of Company Stock otherwise payable under the award, or to allow the Participant to defer payment under the award, subject to such terms as the Committee may determine in accordance with Code section 409A.

(e) A Participant shall have no rights as a stockholder until shares of Company Stock are issued under the Performance Share award and all requirements with respect to the issuance of such shares have been satisfied.

(f) A Participant’s interest in an award of Performance Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(g) Each Participant who is an Employee shall agree at the time of receiving an award of Performance Shares, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

8. Restricted Stock Awards.

(a) The Committee may grant Restricted Stock to eligible Service Providers. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Service Provider stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. The terms and conditions may include the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. Any service period shall not be less than three consecutive years in length and any performance period shall not be less than twelve consecutive months in length; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant or the occurrence of a Change of Control. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 6(b)-(d).

(c) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a stockholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Unless otherwise provided in the Grant Agreement, dividends or other distributions paid in shares of Company Stock or cash shall be subject to the same restrictions set forth in paragraph (c) as the shares of Restricted Stock with respect to which the dividends or other distributions are paid. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and upon request the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(e) Each Participant who is an Employee shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

9. Performance Share Units and Restricted Stock Units.

(a) The Committee may grant Performance Share Units and Restricted Stock Units to eligible Service Providers. Whenever the Committee deems it appropriate to grant Performance Share Units or Restricted Stock Units, notice shall be given to the Service Provider stating the number of Performance Share Units or Restricted Stock Units granted and the terms and conditions to which the Performance Share Units or Restricted Stock Units are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The Committee shall establish as to each award of Performance Share Units the terms and conditions upon which the Performance Share Units shall be earned, vest and be paid. The issuance and vesting of Performance Share Units may be conditioned on the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof and on the continued performance of services. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof. A Restricted Stock Unit the vesting of which is conditioned on employment and the passage of time shall not vest less than three years from the Date of Grant of the Restricted Stock Unit. A Performance Share Unit or Restricted Stock Unit the vesting of which is conditioned on the achievement of Performance Goals or other performance conditions shall not vest less than one year from the Date of Grant. Notwithstanding the foregoing; the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will expire as a result of one or more of the Disability, death or Retirement of the Participant or the occurrence of a Change of Control. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 6(b)-(d).

(c) Performance Share Units and Restricted Stock Units may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Performance Share Units or Restricted Stock Units become payable. The delivery of Company Stock in payment of Performance Share Units or Restricted Stock Units may be subject to additional conditions established in the Grant Agreement.

(d) A Participant who receives Performance Share Units or Restricted Stock Units payable in Company Stock shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Performance Share Units or Restricted Stock Units. Dividend equivalents may be (i) paid in cash, (ii) credited to the Participant as additional Performance Share Units or Restricted Stock Units, or (iii) a fixed combination of cash and additional Performance Share Units or Restricted Stock Units as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time dividends are paid to stockholders of record. Unless otherwise provided in the Grant Agreement, (i) dividend equivalents with respect to dividends or other distributions that are paid in shares of Company Stock or cash shall be credited to the Participant as additional Restricted Stock Units subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid, and (ii) the same provisions will apply to outstanding Performance Share Units following the end of the performance period.

(e) A Participant’s interest in Performance Share Units or Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(f) Whenever payments under Performance Share Units or Restricted Stock Units are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Performance Share Units or Restricted Stock Units payable in the form of Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

10. Stock Options.

(a) The Committee may grant Options to eligible Service Providers. Whenever the Committee grants Options, notice shall be given to the Service Provider stating the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 16 (regarding certain changes affecting Company Stock). If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant. If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d) Options shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws. Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e) Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f) Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Stockholder), (y) three months following the date of the Participant’s termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(g) Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(h) A Participant who purchases shares of Company Stock under an Option shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no stock certificate shall be issued.

(j) Each Participant who is an Employee shall agree as a condition of the exercise of an Option to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes, or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(k) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 10(k), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (k), (i) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 16 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

11. Stock Appreciation Rights.

(a) The Committee may grant Stock Appreciation Rights to eligible Service Providers. Whenever the Committee grants Stock Appreciation Rights, notice shall be given to the Service Provider stating the number of shares with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with all or any part of a Nonstatutory Stock Option (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) Stock Appreciation Rights (other than Tandem Rights) shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(c) Tandem Rights shall entitle the Participant, upon exercise of all or any part of the Tandem Rights, to surrender to the Company unexercised that portion of the underlying Nonstatutory Stock Option relating to the same number of shares of Company Stock as is covered by the Tandem Right (or the portion of the Tandem Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option.

(d) Upon the exercise of a Tandem Right and surrender of the related portion of the underlying Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be exercisable.

(e) Subject to any further conditions upon exercise imposed by the Committee, a Tandem Right shall be granted on the same Date of Grant as the related Nonstatutory Stock Option, be transferable only to the extent that the related Nonstatutory Stock Option is transferable, be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and shall expire no later than the date on which the related Nonstatutory Stock Option expires.

(f) The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(g) Stock Appreciation Rights shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws.

(h) Stock Appreciation Rights may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Stock Appreciation Right may be exercised after the expiration of ten (10) years from the Date of Grant.

(i) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right (or, in the case of a Tandem Right, only to the extent it exceeds the exercise price of the Company Stock covered by the underlying Nonstatutory Stock Option).

(j) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Grant Agreement. The Grant Agreement may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(k) A Participant who acquires shares of Company Stock upon exercise of a Stock Appreciation Right shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(l) Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(m) Whenever payments upon exercise of Stock Appreciation Rights are to be made in cash to a Participant who is an Employee, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Stock Appreciation Rights payable in the form of Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(n) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 11(n), (i) no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (n), (i) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (B) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (D) any renewal of the Stock Appreciation Right that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 16 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

12. Director Awards.

(a) General.  The Board may grant Director Awards to Outside Directors in the form of shares of Restricted Stock, Restricted Stock Units, Performance Share Units, Nonstatutory Options, or Stock Appreciation Rights as provided in Sections 8 through 11 above, or in the form of Vested Shares as provided in subsection (b) below. The Board may also grant to Consultants awards in the same forms as Director Awards. Whenever the Board grants shares of Restricted Stock, Restricted Stock Units, Performance Share Units, Nonstatutory Options, or Stock Appreciation Rights to an Outside Director, notice shall be given to the Outside Director stating the type of award being made, the number of shares with respect to which the award is granted and the terms and conditions to which the award and (where applicable) the exercise of the award is subject. This notice shall become the Grant Agreement between the Company and the Outside Director and, at that time, the Outside Director shall become a Participant. Restricted Stock, Restricted Stock Units, Performance Share Units, Nonstatutory Options, or Stock Appreciation Rights granted to Outside Directors shall otherwise be subject to the terms of the Plan applicable to each type of award as set forth in Sections 8 through 11 above; provided, however, that, notwithstanding anything in Sections 8(b) or 9(b) to the contrary, any service or performance period with respect to Restricted Stock, Restricted Stock Units or Performance Share Units granted to Outside Directors or Consultants shall not be less than six consecutive months in length; and provided further, that where context reasonably requires, references throughout Sections 8 through

11 above to the “Committee” shall be read instead as references to the Board wherever the award is to be granted to an Outside Director. The Board shall have all the same rights and powers with respect to the administration of Director Awards as the Committee has with respect to Incentive Awards as provided in Section 17 below (provided that the Board may not delegate its authority with respect to the granting of Director Awards pursuant to Section 17(a)(viii)), and the Board shall be subject to the same limitations with respect to the modification and Repricing of outstanding Director Awards as provided therein.

(b) Vested Shares.  The Board may grant Vested Shares to Outside Directors or Consultants. Vested Shares shall be immediately transferable (subject to compliance with any applicable securities laws) and the Participant receiving an award of Vested Shares shall have all the rights of a stockholder with respect to such shares as of the Date of Grant.

13. Effective Date of the Plan.  The Plan shall become effective as of the date on which it is approved by the stockholders of the Company. Until (i) the Plan has been approved by the Company’s stockholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable that, in either case, are not contingent on the occurrence of both such events.

14. Continuing Securities Law Compliance.  If at any time on or after the effective date of the Plan as described in Section 13 above, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable until the Committee (or, with respect to a Director Award, the Board) has determined that these requirements have again been met. The Committee (or, with respect to a Director Award, the Board) may suspend the right to exercise an Option or Stock Appreciation Right at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or Stock Appreciation Right are extended during a period of suspension.

15. Termination, Modification, Change.  If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date that immediately follows the tenth anniversary of the date on which the Plan was approved by the Company’s stockholders. No new Awards shall be granted under the Plan after its termination. The Board may terminate the Plan at any time and may amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 16), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Company Stock is traded, unless the change is authorized by the stockholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

16. Change in Capital Structure.

(a) The Committee (or, with respect to a Director Award, the Board) shall proportionately adjust the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limit on Non-Option Awards or Incentive Stock Options under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation Rights, and other relevant terms of the Plan and any Awards whenever, in the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s corporate structure or capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), it deems any such adjustment necessary or desirable to preserve the intended benefits of the Plan and any outstanding Awards for the Company and the Participants. The Committee’s (or, with respect to a Director Award, the Board’s) determination in this regard shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right or fractional cents with respect to the exercise price thereof, the Committee (or, with respect to a Director Award, the Board) shall round down the number of shares covered by the Option or Stock Appreciation Right to the nearest whole share and round up the exercise price to the nearest whole cent.

(b) In the event of a Change of Control as described in Sections 2(f)(i), (ii)(1) or (iii), or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), then the Committee (or, with respect to a Director Award, the Board) may take any actions with respect to outstanding Awards as it deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c) Notwithstanding anything in the Plan to the contrary, the Committee (or, with respect to a Director Award, the Board) may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

17. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii) to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii) to grant Incentive Awards to Service Providers and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 16;

(vii) to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii) to delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of Section 16 of the Act or to “covered employees” within the meaning of Code section 162(m)(3)); and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws.

The Committee is prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the stockholders of the Company with respect to the proposed Repricing.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by the Committee in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 17(a)(viii) above. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

18. Notice.  All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company — at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant — at the last address of the Participant known to the sender at the time the notice or other communication is sent.

19. No Effect on Other Plans.  Except as provided in Section 4(c), nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

20. Interpretation.  The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m). The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. This Plan and the individual Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of Delaware.

APPENDIX B

HORIZON LINES, INC.
2009 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Horizon Lines, Inc. 2009 Employee Stock Purchase Plan (the “Plan”) of Horizon Lines, Inc. (the “Company”).

1. Purpose.  The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase shares of Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Plan supercedes and replaces in its entirety the Horizon Lines, Inc. Employee Stock Purchase Plan (the “Prior Plan”).

2. Definitions.

(a) ‘‘Account” shall mean the account established for each Participant under the Plan.

(b) ‘‘Base Salary” shall mean an Employee’s salary or wages, tips and overtime for each pay period during any Purchase Period as determined from the payroll records of the Company; provided, however, that the Committee may, in its discretion, limit the amount of a Participant’s Base Salary that may be considered under the Plan.

(c) ‘‘Beginning Date” shall mean the first business day of each Purchase Period.

(d) ‘‘Beneficial Ownership” shall have the meaning ascribed to such term in the Company Charter.

(e) ‘‘Board” shall mean the Board of Directors of the Company.

(f) ‘‘Broker” shall mean the brokerage firm selected and designated by the Company or the Committee in the event that the shares of Common Stock made available for sale under, or sold pursuant to, the Plan are registered under the Securities Act pursuant to an effective registration statement.

(g) ‘‘Closing Date” shall mean the last business day of each Purchase Period.

(h) ‘‘Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) ‘‘Committee” shall mean the Compensation Committee of the Board.

(j) ‘‘Common Stock” shall mean the Class A Common Stock of the Company par value $.01 per share.

(k) ‘‘Company” shall mean Horizon Lines, Inc., a Delaware corporation.

(l) ‘‘Company Charter” means the certificate of incorporation of the Company, as the same exists or may hereafter be amended or otherwise supplemented from time to time and including any certificates of designation filed with the Secretary of State of the State of Delaware from time to time in accordance with the terms thereof.

(m) ‘‘Employee” shall mean any person who is customarily employed for more than twenty (20) hours per week by the Company or a Subsidiary, including, to the extent permitted by the Committee, senior officers of the Company, and who is identified by the Company or a Subsidiary as an employee for Internal Revenue Service purposes.

(n) ‘‘Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) ‘‘Fair Market Value” shall mean, on any day, with respect to shares of Common Stock which are (i) listed on a United States securities exchange, the last sales price of such stock on such day on the largest United States securities exchange on which such stock shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was open, (ii) not listed on a United States securities exchange but are included in The NASDAQ Stock Market System (including The NASDAQ National Market), the last sales price on such system of such stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or (iii) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, the fair market value of such stock as determined by the Board, in its sole discretion.

(p) ‘‘Non-U.S. Citizen” shall have the meaning ascribed to such term in the Company Charter.

(q) ‘‘Option” shall mean the right of a Participant to purchase shares of Common Stock of the Company under the Plan.

(r) ‘‘Participant” shall mean an Employee of the Company or a Subsidiary who is enrolled in the Plan in accordance with Section 3 hereof.

(s) ‘‘Permitted Percentage” shall have the meaning ascribed to such term in the Company Charter.

(t) ‘‘Person” shall mean any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of shares of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”

(u) ‘‘Plan” shall mean the Horizon Lines, Inc. 2009 Employee Stock Purchase Plan.

(v) ‘‘Purchase Period” shall mean each three (3) month period when Options for shares of Common Stock are sold by the Company.

(w) ‘‘Securities Act” shall mean the Securities Act of 1933, as amended.

(x) ‘‘Subsidiary” shall mean any Person more than 50% of the outstanding voting or equity securities of which, or any partnership, joint venture or other entity more than 50% of the total equity or other economic interest of which, is directly or indirectly owned by the Company.

3. Eligibility.

(a) As soon as administratively possible, any Employee who shall be employed by the Company or one of its Subsidiaries shall be eligible to participate in the Plan as of the date of the first Purchase Period following the Employee’s commencement of employment with the Company or a Subsidiary. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan (i) Employees who have been employed by the Company or a Subsidiary for less than two (2) years, (ii) Employees whose customary employment is twenty hours or less per week, (iii) Employees whose customary employment is not more than five (5) months in any calendar year and (iv) “highly compensated employees” (as defined in Section 414(q) of the Code) (A) whose compensation is above a certain level or (B) who are officers or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934 (provided that the exclusion is applied in an identical manner to all highly compensated employees of the Company or Subsidiary whose Employees are granted Options under the Plan).

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan (i) if, immediately after the grant, such Employee would own shares of Common Stock, whether restricted or otherwise, or hold outstanding options to purchase shares of Common Stock, possessing in the aggregate five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) which causes him or her to purchase shares of Common Stock under all “employee stock purchase plans” as such term is defined by Section 423 of the Code, of the Company and its Subsidiaries which have a Fair Market Value which exceeds Twenty-Five Thousand Dollars ($25,000) (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

4. Purchase Periods.   The Plan shall be implemented by a series of four Purchase Periods in each calendar year, commencing on the first day of each calendar quarter on which the Common Stock is traded on the New York Stock Exchange and ending on the last day of each calendar quarter on which the Common Stock is traded on the New York Stock Exchange; provided that the first Purchase Period shall commence on the Effective Date and shall end at the completion of the calendar quarter in which the Effective Date occurs unless otherwise determined by the Committee. Subsequent Purchase Periods shall run consecutively after the termination of the preceding Purchase Period until the Plan is terminated in accordance with Section 21 hereof.

The Committee shall have the power to change the duration of Purchase Periods with respect to future Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected. With respect to any Purchase Period, if any eligible Employee of the Company is granted an Option under the Purchase Period then all eligible Employees of the Company shall be granted Options under the same Purchase Period, and if any eligible Employee of a Subsidiary is granted an Option under the Purchase Period then all eligible Employees of such Subsidiary shall be granted Options under the same Purchase Period. Except as otherwise specifically permitted under Section 1.423-2(f) of the U.S. Treasury Regulations and the Plan, all Employees granted Options under any Purchase Period shall have the same rights and privileges, and the provisions applying to any one Option under a Purchase Period (including without limitation the provisions relating to the method of payment for the Common Stock and the determination of the applicable exercise price) shall be the same as the provisions which apply to any other Option granted under the same Purchase Period.

5. Participation.  An eligible Employee may become a Participant in the Plan by authorizing payroll deductions in such form or manner as the Committee may prescribe prior to the applicable Beginning Date. Once authorized, such authorization for payroll deductions shall commence on the first Beginning Date after authorization is effected and shall remain effective for all subsequent Purchase Periods in the calendar year in which the Participant commences participation unless the Participant withdraws from the Plan as provided in Section 11 hereof or, subject to Section 6 hereof, authorizes a change in the amount of his or her payroll deductions. A Participant shall be required to confirm his or her payroll deduction authorization each calendar year in writing, in such form or manner as the Committee may prescribe.

6. Payroll Deductions.

(a) At the time a Participant authorizes payroll deductions, he or she shall elect to have payroll deductions made from each paycheck during subsequent Purchase Periods at a rate equal to a percentage of Base Salary (such percentage representing a whole number percentage), within a percentage range determined by the Committee from time to time and in its sole discretion.

(b) All payroll deductions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any additional payments into such Account.

(c) A Participant may increase or decrease his or her rate of payroll deductions (within the limitations set forth in Section 6(a) hereof) to be effective for the next Purchase Period by authorizing in writing a new rate of payroll deductions at least fifteen (15) days before the beginning of such Purchase Period. A Participant may not increase or decrease the rate of payroll deductions during a Purchase Period to be effective for that Purchase Period.

(d) A Participant must continue payroll deductions for the duration of the Purchase Period in order to exercise an Option in accordance with Section 8 hereof. In the event that a Participant does not continue payroll deductions for the entire Purchase Period, such Participant shall be treated as withdrawing from such Purchase Period in accordance with Section 11(a) hereof.

7. Grant of Option.

(a) On each Beginning Date, each eligible Employee participating in the Plan shall be granted an Option to purchase (at the per share Option price) up to a number of shares of the Company’s Common Stock determined by dividing the Employee’s to be accumulated payroll deductions for the applicable Purchase Period (not to exceed an amount equal to fifteen percent (15%) of his or her Base Salary, or such lesser percentage of Base Salary as determined by the Committee, during the applicable Purchase Period) by the Option price, as determined in accordance with Section 7(b).

(b) The Option price per share of such shares of Common Stock for a Purchase Period shall be shall be the lesser of (i) a percentage, as determined by the Committee (the “Percentage”), of the Fair Market Value of a share of Common Stock of the Company on the Beginning Date of such Purchase Period or (ii) the Percentage of the Fair Market Value of a share of Common Stock of the Company on the Closing Date of such Purchase Period; provided that the Percentage shall not be less than 85%.

8. Exercise of Option.

(a) Subject to the provisions of Section 8(b) hereof, unless a Participant withdraws from the Plan as provided in Section 11 hereof, his or her Option for the purchase of shares of Common Stock will be exercised automatically on the Closing Date, and the maximum number of whole shares of Common Stock subject to the Option will be purchased for him or her at the applicable Option price with the accumulated payroll deductions in his or her Account. All of the unused payroll deductions credited to a Participant’s Account, after giving effect to the payment of the aggregate Option price for the shares of the Company’s Common Stock purchased by the Participant upon the exercise of his or her Option (as adjusted pursuant to Section 8(b) below) or the termination of his or her Option in its entirety pursuant to Section 8(b) below, shall be returned to the Participant. During his or her lifetime, a Participant’s Option to purchase shares of Common Stock hereunder is exercisable only by him or her.

(b) If a Participant is not a citizen of the United States by birth, naturalization or as otherwise authorized by applicable law, and if, in the reasonable determination of the Committee, such Participant’s purchase of shares of Common Stock upon the automatic exercise of his or her Option on a Closing Date would result in Beneficial Ownership by Non-U.S. Citizens of shares of such class of capital stock of the Company in the aggregate in excess of the Permitted Percentage for such class, then the Committee, upon written notice to the Participant, may, in its sole discretion, elect that all or a portion of such Option, as determined by the Committee in its sole discretion, shall be deemed not to have been exercised on such Closing Date and shall be permanently terminated (and such Participant shall have no further rights with respect thereto).

9. Broker and Participant’s Account with Broker.  The Broker is authorized to open and maintain an Account for each Participant. The Company reserves the right to change the designation of the Broker at any time without prior notice to Participants. The Broker shall deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by the Company to its stockholders. The whole shares in each Participant’s Account shall be voted in accordance with the Participant’s signed proxy instructions duly delivered to the Broker by mail or otherwise, in accordance with the rules applicable to stock listed on the New York Stock Exchange.

10. Delivery of Certificates.  A Participant may request, in accordance with Section 22 hereof, that the Company arrange for the delivery of a certificate representing the number of whole shares of Common Stock of the Company purchased upon exercise of the Participant’s Option as promptly as practicable after each Closing Date. In connection with the delivery of certificates to a Participant, the Committee may, in its sole discretion, impose a reasonable charge.

11. Withdrawal; Termination of Employment.

(a) A Participant may withdraw all but not less than all the unused payroll deductions credited to his or her Account under the Plan during the course of a given Purchase Period at any time prior to the Closing Date of that Purchase Period by giving notice to the Committee in such form or manner as the Committee may prescribe. All of the Participant’s unused payroll deductions credited to his or her Account will be paid to him or her as soon as administratively possible after receipt of his or her written notice of withdrawal and his or her Option for the current Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock will be made during such Purchase Period.

(b) Upon termination of the Participant’s employment prior to the Closing Date for any reason, including retirement or death, the payroll deductions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, as soon as administratively possible, and his or her Option will be automatically terminated.

(c) In the event an Employee fails to remain in the continuous employ of the Company or one of its Subsidiaries for at least twenty (20) hours per week during the Purchase Period in which the employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Account will be returned to him or her as soon as administratively possible and his or her Option will be terminated.

(d) A Participant’s withdrawal from a Purchase Period will not have any effect upon his or her eligibility to participate in a succeeding Purchase Period or in any similar plan which may hereafter be adopted by the Company. However, in such a case, the Participant must authorize the resumption of payroll deductions and the rate of such payroll deductions.

12. No Interest.  No interest shall accrue on the payroll deductions held in the Account of a Participant in the Plan.

13. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 616,829 shares of Common Stock, subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof. The 616,829 shares of Common Stock authorized for issuance under the Plan includes all of the shares authorized and reserved for issuance under the Prior Plan but were not issued thereunder (“Unissued Prior Plan Shares”), plus additional shares, which, when added to the Unissued Prior Plan Shares, total 616,829 shares.

(b) The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, authorized but unissued shares or publicly traded shares. If at the termination of any Purchase Period the total number of shares of Common Stock which would otherwise be subject to Options granted pursuant to Section 7(a) hereof exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which Options have been exercised or are then outstanding), the Company shall promptly notify the Participants, and shall, in its sole discretion (i) make a pro rata allocation of the shares of Common Stock remaining available for Option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, (ii) terminate the Purchase Period without issuance of any shares of Common Stock or (iii) obtain stockholder approval for an increase in the number of shares of Common Stock authorized under the Plan such that all Options could be exercised in full. The Company may delay determining which of (i), (ii) or (iii) above it shall decide to effect, and may accordingly delay issuances of any shares of Common Stock under the Plan for such time as may be necessary to attempt to obtain stockholder approval for any increase in shares of Common Stock authorized under the Plan. The Company shall promptly notify Participants of its determination to effect (i), (ii) or (iii) above upon making such decision. A Participant may withdraw all but not less than all the payroll deductions credited to his or her Account under the Plan at any time prior to such notification from the Company. In the event the Company determines to effect (i) or (ii) above, it shall promptly upon such determination return to each Participant all payroll deductions not applied towards the purchase of shares of Common Stock.

(c) The Participant will have no interest or voting right in shares of Common Stock covered by his or her Option until such Option has been exercised.

(d) Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

14. Dividends.  Cash dividends for shares of Common Stock in Participants’ Accounts under the Plan shall, as determined by the Committee in its discretion, either be distributed to Participants directly or automatically invested in shares of Common Stock at the full Fair Market Value on the date of such investment as soon as administratively possible after such dividends are paid by the Company. In the event cash dividends are automatically invested in shares of Common Stock, such shares of Common Stock will be held in Accounts under the Plan.

15. Administration.  The Plan shall be administered by the Committee; provided, however, that the day to day responsibilities with respect to the administration of the Plan may be delegated to the Company or any officer of the Company, as determined by the Committee. The administration, interpretation or application of the Plan by the Committee, or such other person or persons who have been delegated the responsibility to administer the Plan, shall be final, conclusive and binding upon all Participants.

16. Designation of Beneficiary.  The Participant shall designate in writing the beneficiary or beneficiaries of the Participant to receive any shares of Common Stock and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death prior to delivery to him or her of such shares of Common Stock and cash. In the absence of a valid designation or if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving shares of Common Stock and cash, if any, from the Participant’s Account under the Plan, then the Participant’s beneficiary shall be the Participant’s estate.

17. Transferability.  Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11 hereof.

18. No Segregation of Funds.  The Company shall not be obligated to segregate payroll deductions received or held by the Company under the Plan. Such payroll deductions shall be used to purchase shares of Common Stock under the Plan in accordance with Section 8 hereof.

19. Reports.  Individual Accounts will be maintained for each Participant in the Plan. Statements of Account will be given to Participants within a reasonable period of time following each Closing Date.

20. Adjustments Upon Changes in Capitalization.

(a) The number of shares of Common Stock covered by each unexercised Option under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but which have not yet been issued and are not subject of an unexercised Option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each Option under the Plan for which the exercise price has been determined but which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) In the event of the proposed dissolution or liquidation of the Company, the then current Purchase Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option under the Plan shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Beginning Date (the “New Beginning Date”). If the Committee shortens the Purchase Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall use its best efforts to notify each participant in writing, at least ten (10) days prior to the New Beginning Date, that the Beginning Date for his or her option has been changed to the New Beginning Date and that his or her Option will be exercised automatically on the New Beginning Date, unless prior to such date he or she has withdrawn from the Purchase Period as provided in Section 11. For purposes of this Section 20, an Option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock).

21. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Committee may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any Option theretofore granted without his or her consent.

(b) Stockholder Approval of Amendments.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the Exchange Act or with Section 423 of the Code (or any successor statute or rule or other applicable law, rule or regulation), such stockholder approval to be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Contemplated Amendments.  It is expressly contemplated that the Committee may amend the Plan in any respect that the Committee deems necessary or advisable in the event the financial accounting treatment with respect to the Plan changes from the financial accounting treatment in effect on the date the Plan is adopted by the Board.

(d) Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted hereunder and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

(e) Section 409A of the Code.  The Plan and all compensation derived therefrom are intended not to constitute compensation deferred under a nonqualified deferred compensation plan as contemplated in Section 409A of the Code. Accordingly, notwithstanding any other provision of the Plan, the provisions of the Plan will be interpreted consistent with the preceding sentence, and the Committee may modify the Plan to the extent it deems advisable to prevent the application of Section 409A of the Code.

22. Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications to a Participant by the Company shall be deemed to have been duly given when sent by the Company by regular mail to the address of the Participant on the human resources records of the Company.

23. Conditions Upon Issuance of Shares of Common Stock.  Shares of Common Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares of Common Stock may then be listed or quoted as the Committee or the Board may determine, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to (i) represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common

Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law, and (ii) covenant to comply with the provisions of the Company Charter that by their terms are applicable to holders of shares of any class or series of capital stock of the Company as a condition to acquiring and holding title to or a beneficial interest in such shares.

24. No Contract of Employment.  The Plan is not and shall not be deemed to constitute a contract of employment between the Company and any Employee or other individual, nor shall anything herein contained be deemed to give any Employee or other individual any right to be retained in the Company’s employ or to in any way limit or restrict the Company’s right or power to discharge any Employee or other individual at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant of the Plan.

25. Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

26. Effective Date and Approval of Plan by Stockholders.  The Plan shall become effective on a date (if any) specified by the Committee, subject however, to receipt of approval of the Plan by stockholders of the Company in accordance with Section 423 of the Code.

ANNUAL MEETING OF STOCKHOLDERS OF HORIZON LINES, INC. June 2, 2009 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.horizonlines.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330303000000000000 7 060209 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. THE ELECTION OF THREE CLASS I DIRECTORS TO OUR BOARD 2. The proposal to adopt the Horizon Lines, Inc. 2009 Incentive (“PROPOSAL NO.1”); Compensation Plan (“Proposal No. 2”); NOMINEES: FOR ALL NOMINEES O James G. Cameron O Alex J. Mandl 3. The proposal to adopt the Horizon Lines, Inc. 2009 Employee WITHHOLD AUTHORITY O Norman Y. Mineta FOR ALL NOMINEES Stock Purchase Plan (“Proposal No. 3”); and FOR ALL EXCEPT (See instructions below) 4. The ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 20, 2009 (“Proposal No. 4”). INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HORIZON LINES, INC. 2009 ANNUAL MEETING THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Robert S. Zuckerman, Esq. and Michael T. Avara, and each of them, proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of Horizon Lines, Inc. held of record by the undersigned on April 13, 2009, at the 2009 Annual Meeting of Stockholders of Horizon Lines, Inc. to held on June 2, 2009, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote in favor of Proposal 1, Proposal 2, Proposal 3 and Proposal 4. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal Proposal 2, Proposal 3 and Proposal 4.